Pursuant to Rule 424(b)(5)

Registration Statement No. 333-261427

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 16, 2021)

SOLUNA HOLDINGS, INC.

Up to $10,000,000 of Shares of

9.0% Series A Cumulative Perpetual Preferred Stock
Liquidation Preference $25.00 per Share
___________________________________

We have entered into an at-the-market issuance sales agreement, dated June 9, 2022 (the “Sales Agreement”), with Univest Securities, LLC (“Univest”), pursuant to which we may offer and sell pursuant to  this prospectus supplement and the accompanying prospectus shares of our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Series A Preferred Stock”), having an aggregate offering price of up to $10,000,000 from time to time through Univest, acting as our sales agent.

Our Series A Preferred Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SLNHP.” On June 8, 2022, the last reported sale price of our Series A Preferred Stock on Nasdaq was $16.70 per share.

In accordance with the Sales Agreement, sales of our Series A Preferred Stock, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through Nasdaq, on any other existing trading market for our Series A Preferred Stock, or sales made to or through a market maker. In addition, subject to the terms of the Sales Agreement, with our prior written consent, Univest may sell shares of our Series A Preferred Stock by any other method permitted by law, or as may be required by the rules or regulations of Nasdaq or such other trading market on which our Series A Preferred Stock is listed or quoted, including, but not limited to, in negotiated transactions. Univest is not required to sell a certain number of shares or dollar amount of our Series A Preferred Stock. Univest will use commercially reasonable efforts to sell on our behalf all of the shares of Series A Preferred Stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Univest and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Univest in cash a commission equal to 3.0% of the gross proceeds of any shares of Series A Preferred Stock sold under the Sales Agreement. The net proceeds that we receive from the sale of our Series A Preferred Stock in this offering will depend on the number of shares of Series A Preferred Stock actually sold and the offering price for such shares.

In connection with the sale of the Series A Preferred Stock on our behalf, Univest may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Univest may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Univest against certain liabilities, including liabilities under the Securities Act.

Investing in shares of Series A Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 4 of the accompanying base prospectus and the risks discussed in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our Series A Preferred Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated June 9, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	ii
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	23
USE OF PROCEEDS	24
THE SECURITIES THAT WE MAY OFFER	25
DESCRIPTION OF CAPITAL STOCK	24
DESCRIPTION OF WARRANTS	33
DESCRIPTION OF DEBT SECURITIES	35
DESCRIPTION OF SUBSCRIPTION RIGHTS	45
DESCRIPTION OF UNITS	46
SELLING STOCKHOLDERS	47
PLAN OF DISTRIBUTION	48
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	51
INCORPORATION OF DOCUMENTS BY REFERENCE	51

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On November 30, 2021, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-261427) using a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on December 16, 2021.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Series A Preferred Stock. The second part is the accompanying base prospectus, including the documents incorporated by reference, which provides more general information about the securities we may offer, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both the prospectus supplement and the accompanying base prospectus combined. We urge you to carefully read this prospectus supplement and the accompanying base prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, or contained in any free writing prospectus we have distributed in connection with this offering. We have not and Univest has not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement, the accompanying base prospectus and any free writing prospectus distributed by us is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus, any free writing prospectus or any sale of a security.

We are not making any representation to you regarding the legality of an investment in the shares of our Series A Preferred Stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of the Series A Preferred Stock.

Information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying base prospectus.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

Unless the context requires, the terms “SHI,” the “Company,” “we,” “us,” and “our” refer to Soluna Holdings, Inc. together with its consolidated subsidiaries, “SCI” refers to Soluna Computing, Inc., formerly known as EcoChain, Inc., and “MTI Instruments” refers to MTI Instruments, Inc.

The Company

SHI currently conducts its business through its wholly owned subsidiary, SCI. SCI is engaged in the mining of cryptocurrency through data centers that can be powered by renewable energy sources. Recently, SCI has built, and intends to continue to develop and build, modular data centers that are currently used for cryptocurrency mining and that in the future can be used for computing intensive, batchable applications, such as artificial intelligence and machine learning, with the goal of providing a cost-effective alternative to battery storage or transmission lines. Headquartered in Albany, New York, the Company uses technology and intentional design to solve complex, real-world challenges.

SHI also previously operated through a second wholly owned subsidiary, MTI Instruments, until its sale in April 2022. MTI was an instruments business engaged in the design, manufacture and sale of vibration measurement and system balancing solutions, precision linear displacement sensors, instruments and system solutions, and wafer inspection tools. On April 11, 2022, SHI sold all the issued and outstanding shares of capital stock of MTI Instruments to a third party for approximately $9.25 million in cash, subject to certain adjustments as set forth in the stock purchase agreement for such sale. The consideration was based on an aggregate enterprise value of approximately $10.75 million.

For a more complete description of our business, and recent developments affecting our business, see our most recent Annual Report on Form 10-K filed with the SEC, as well as other filings made with the SEC and incorporated herein by reference.

Company Information

Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, was incorporated in Nevada on March 24, 2021, and is the successor to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger which became effective on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.” Our principal executive offices are located at 325 Washington Avenue Extension, Albany, New York 12205 and our website is http://www.solunacomputing.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus forms a part.

THE OFFERING

Issuer	Soluna Holdings, Inc.
Securities Offered by Us	Shares of our Series A Preferred Stock having an aggregate offering price of up to $10.0 million.
Manner of Offering	“At the market offering” that may be made from time to time through Univest Securities, LLC, as sales agent using commercially reasonable efforts. See “Plan of Distribution.”
Dividends

Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year) on a cumulative basis, monthly in arrears on the final day of each month (each, a “Dividend Payment Date”), if a business day, and if such Dividend Payment Date is not a business day, then such next succeeding business day. Dividends on the Series A Preferred Stock accumulate and are cumulative from, and including, the date of original issue by us of the Series A Preferred Stock.

See “Description of the Series A Preferred Stock—Dividends”.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of Series A Preferred Stock remains outstanding, unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed dividend periods, we will not during any dividend period:

●     pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on shares of our common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than, in each case, (a) a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up or (b) any declaration of a common stock dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to such plan);

●     redeem, purchase or otherwise acquire common stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock (other than the Series A Preferred Stock) with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) the redemption of shares of capital stock pursuant to the provisions of our articles of incorporation, as amended (“Articles of Incorporation”), relating to the restrictions upon ownership and transfer of our capital stock, (c) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other capital stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (d) purchases, redemptions or other acquisitions of shares of our capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (e) through the use of the proceeds of a substantially contemporaneous sale of stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, or (f) purchases or other acquisitions of shares of our capital stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding Dividend Payment Date on which dividends were not paid in full); or

●      redeem, purchase or otherwise acquire Series A Preferred Stock (other than (a) by conversion into or exchange for common stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, (b) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock or (c) with respect to redemptions, a redemption pursuant to which all shares of Series A Preferred Stock are redeemed).

See “Description of the Series A Preferred Stock—Restrictions on Dividends, Redemption and Repurchases”.

Optional Redemption

The Series A Preferred Stock is not redeemable prior to August 23, 2026, except under the circumstances described under “—Special Optional Redemption.”

On or after August 23, 2026, the Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice.

See “Description of the Series A Preferred Stock – Redemption—Optional Redemption.”

Special Optional Redemption

During any Delisting Event (defined below), whether before or after August 23, 2026, we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

In addition, during any period of time (whether before or after August 23, 2026), upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each defined below), as applicable, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above under “Description of the Series A Preferred Stock—Optional Redemption” or our special optional redemption described here), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Right Upon a Change of Control or Delisting Event” in respect of their shares called for redemption.

See “Description of the Series A Preferred Stock—Special Optional Redemption.”

Ranking

The Series A Preferred Stock, with respect to dividend rights and rights as to the distribution of assets upon our liquidation, dissolution or winding-up, rank:

●      senior to all classes or series of our common stock and to all other capital stock issued by us expressly designated as ranking junior to the Series A Preferred Stock;

●      on parity with any future class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exist on the date hereof (“Parity Stock”);

●      junior to any future class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exist on the date hereof (“Senior Stock”); and

●      junior to all of our existing and future indebtedness (including subordinated indebtedness and any indebtedness convertible into common stock or preferred stock) and other liabilities with respect to assets available to satisfy claims against us and structurally subordinated to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

We may issue junior capital stock described in the first bullet above and parity capital stock described in the second bullet above at any time and from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our ability to issue any Senior Stock described in the third bullet above is limited as described under “Description of the Series A Preferred Stock—Limited Voting Rights.”

Liquidation Rights

In the event of the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding-up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock.

See “Description of the Series A Preferred Stock—Liquidation Preference”.

Limited Voting Rights

Holders of Series A Preferred Stock generally have no voting rights, except with respect to certain amendments to the terms of the Series A Preferred Stock and as otherwise applicable by law.

See “Description of the Series A Preferred Stock—Limited Voting Rights.”

No Maturity Date

The Series A Preferred Stock is perpetual and has no maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, all shares of Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem such shares or they are converted in connection with a Delisting Event or Change of Control.

Preemptive and Conversion Rights	Holders of Series A Preferred Stock have no preemptive rights, nor any conversion rights, except as described under “Description of the Series A Preferred Stock—Limited Conversion Rights”.
Conversion Right Upon a Change of Control or Delisting Event

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described above under “—Special Optional Redemption” or “—Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock equal to Common Stock Conversion Consideration (as defined below).

See “Description of the Series A Preferred Stock—Limited Conversion Rights”.

Use of Proceeds

We intend to use the net proceeds of the offering for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, and for working capital and general corporate purposes, which include, but are not limited to, operating expenses See “Use of Proceeds.”

Nasdaq Symbol	SLNHP
Transfer Agent and Registrar for the Series A Preferred Stock	American Stock Transfer & Trust Company, LLC
Risk Factors

An investment in our Series A Preferred Stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the “Risk Factors” beginning on page S-8  of this prospectus supplement and beginning on page 4 of the accompanying base prospectus, as well as the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (our “Annual Report”), and our subsequently filed Exchange Act reports.

RISK FACTORS

Investing in our Series A Preferred Stock involves a high degree of risk. Before deciding whether to invest in the Series A Preferred Stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and in the accompanying base prospectus, described under the section entitled “Risk Factors” contained in our Annual Report, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying base prospectus (including the documents incorporated by reference herein and therein). The risks described in these documents are not the only ones we face, but are those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our common stock and/or Series A Preferred Stock to decline, resulting in a loss of all or part of your investment.

Please also carefully read the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Shares of Series A Preferred Stock

The market price of the Series A Preferred Stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

The market price of the Series A Preferred Stock may experience substantial volatility as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of the Series A Preferred Stock;

●	conditions in the energy or cryptocurrency industries;

●	changes in our financial condition or results of operations, such as in earnings, revenues or other measure of company value;

●	announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

●	governmental regulation and legislation;

●	increases in prevailing interest rates;

●	trading prices of similar securities;

●	our history of timely dividend payments;

●	the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions, both domestic and worldwide, including, but not limited to, the recent inflation in the United States, global supply-chain disruptions and semiconductor shortages, and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine;

●	the financial condition, performance and prospects of us compared to our competitors;

●	market volatility and business operation changes brought on by epidemics, pandemics and other health crises, including, but not limited to, the COVID-19 pandemic;

●	our issuance of additional preferred equity or debt securities, particularly if in connection with acquisition activities; and

●	actual or anticipated variations in quarterly operating results of us and our competitors.

Finally, our relatively small public float and daily trading volume have in the past caused, and may in the future result in, significant volatility in the price of our Series A Preferred Stock. As of June 3, 2022, we had 3,061,245 shares of our Series A Preferred Stock outstanding, excluding any shares of Series A Preferred Stock issued in connection with this offering, and our daily trading volume between January 1, 2022 and June 3, 2022 averaged 18,408 shares of Series A Preferred Stock.

Many of these factors are beyond our control. The stock market has historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies. These broad market and industry factors could reduce the market price of the Series A Preferred Stock, regardless of our actual operating performance.

We may not have sufficient cash from our operations to enable us to pay dividends on the Series A Preferred Stock following the payment of expenses.

Although dividends on the Series A Preferred Stock will be cumulative, our Board must approve the actual payment of the dividends. We will pay monthly dividends on the Series A Preferred Stock from funds legally available for such purpose when, as and if declared by the Board or any authorized committee thereof. The Board can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accumulated dividends. The Board could do so for any reason. We may not have sufficient cash available each quarter to pay dividends. The amount of dividends we can pay depends upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

●	the level of our revenues and our results of operations;

●	prevailing global and regional economic and political conditions;

●	the effect of domestic and foreign governmental regulations on the conduct of our business;

●	our ability to service and refinance our current and future indebtedness;

●	our ability to raise additional funds through future offerings of securities to satisfy our capital needs; and

●	our ability to draw on our existing credit facilities and the ability of our lenders to perform their obligations under their agreements with us.

In addition, if payment of dividends on the Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, including the requirement under the Nevada Revised Statutes (“NRS”) that dividends be paid out of surplus or net profits, we will not declare or pay a dividend for such dividend period. Our ability to pay dividends on the Series A Preferred Stock may also be restricted or prohibited by the terms of any senior equity securities or indebtedness. The instruments governing the terms or future financings or refinancing of any borrowings may contain covenants that restrict our ability to pay dividends on the Series A Preferred Stock. The Series A Preferred Stock places no restrictions on our ability to incur indebtedness with such restrictive covenants. In the event that the payment of a dividend on the Series A Preferred Stock would cause us to fail to comply with any applicable law or would be restricted or prohibited by the terms of any senior equity securities or indebtedness, holders of the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

The amount of cash that we will have available for dividends on the Series A Preferred Stock will not depend solely on our profitability.

The actual amount of cash that we will have available for dividends on the Series A Preferred Stock also depends on many factors, including, among others:

●	changes in our operating cash flow, capital expenditure requirements, working capital requirements and other cash needs;

●	restrictions under our existing or future credit, capital lease and operating lease facilities or any future debt securities; and

●	the amount of any reserves established by our Board.

The amount of cash that we generate from our operations may differ materially from our net income or loss for the period, which is affected by non-cash items, and the Board in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income.

Our ability to meet our obligations under the Series A Preferred Stock depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series A Preferred Stock, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock.

As of the date of this prospectus supplement, the Company had total indebtedness of approximately $22.8 million, consisting of $9.8 million relating to convertible notes, $12.0 million relating to NYDIG financing, and $1.0 million unsecured line of credit from KeyBank National Association., all of which is currently drawn and outstanding.  We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.

While there are no restrictions under our current indebtedness on our ability to pay dividends to our shareholders, our future indebtedness may restrict payments of dividends on the Series A Preferred Stock. Only the Change of Control conversion right relating to the Series A Preferred Stock protects the holders of the Series A Preferred Stock in the event of a highly leveraged or other transaction, including a merger, amalgamation or the sale, lease or conveyance of all or substantially all of our assets or business, which might adversely affect the holders of the Series A Preferred Stock.

The Series A Preferred Stock represent perpetual equity interests.

The Series A Preferred Stock represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time.

If the Series A Preferred Stock is delisted from Nasdaq, the ability to transfer or sell shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

The Series A Preferred Stock is currently listed on Nasdaq and does not contain provisions that are intended to protect investors if the Series A Preferred Stock is delisted from Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. If the Series A Preferred Stock is delisted from Nasdaq, investors’ ability to transfer or sell shares of the Series A Preferred Stock will be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected. Moreover, since the Series A Preferred Stock has no stated maturity date, investors may be forced to hold shares of the Series A Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by the Board and paid by us with no assurance as to ever receiving the liquidation value thereof.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Stock.

We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Stock. The terms of the Series A Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series A Preferred Stock. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series A Preferred Stock. Our subsidiaries may also incur indebtedness that is structurally senior to the Series A Preferred Stock, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series A Preferred Stock, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series A Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series A Preferred Stock.

Market interest rates may adversely affect the value of the Series A Preferred Stock.

One of the factors that continues to influence the price of the Series A Preferred Stock will be the dividend yield on the Series A Preferred Stock (as a percentage of the price of the Series A Preferred Stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividends. Accordingly, higher market interest rates could cause the market price of the Series A Preferred Stock to decrease.

The amount of the liquidation preference on the Series A Preferred Stock is fixed and investors in this offering that receive shares of Series A Preferred Stock will have no right to receive any greater payment.

The payment due upon liquidation on the Series A Preferred Stock is fixed at the liquidation preference of $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date of liquidation, whether or not declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of a holder’s Series A Preferred Stock is greater than the liquidation preference, such holder will have no right to receive the market price from us upon our liquidation.

There may be future sales of Series A Preferred Stock or similar securities, which may adversely affect the market price of the Series A Preferred Stock.

Subject to the terms of the Certificate of Designations, our Articles of Incorporation and the NRS, we are not restricted from issuing additional Series A Preferred Stock or securities similar to the Series A Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preferred Stock. Holders of the Series A Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series A Preferred Stock could decline as a result of sales of Series A Preferred Stock, sales of other securities made after this offering, or as a result of the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Series A Preferred Stock bear the risk of our future offerings reducing the market price of the Series A Preferred Stock and diluting their holdings in the Series A Preferred Stock.

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” The failure by our management to apply such funds effectively could harm our business. Pending their use, we may invest the net proceeds from the offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

Raising additional funds through debt or equity financing could be dilutive and may cause the market price of the Series A Preferred Stock to decline. We still may need to raise additional funding which may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our product development efforts or other operations.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products and services. In addition, the sale of a significant number of our shares of Series A Preferred Stock by us could depress the price of our securities.

We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed, as a result of insufficient authorized shares or otherwise, could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

If we are not paying full dividends on any future Parity Stock or Senior Stock, we will not be able to pay full dividends on the Series A Preferred Stock.

When dividends are not paid in full on any shares of issued and outstanding Parity Stock for a dividend period, all dividends declared with respect to Series A Preferred Stock and all shares of issued and outstanding Parity Stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accumulated but unpaid dividends per share of Series A Preferred Stock and all shares of issued and outstanding Parity Stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any issued and outstanding shares of Parity Stock, we will not be able to pay full dividends on the Series A Preferred Stock. Similarly, if we issue any series of Senior Stock, we expect that if we do not pay any amount of stated dividends thereon, we will not be able to pay any dividends on the Series A Preferred Stock.

We are permitted to make certain payments even after dividend periods for which we do not declare and pay, or set aside funds for, full cumulative dividends on all outstanding shares of the Series A Preferred Stock.

The terms of the Series A Preferred Stock generally restrict us from making certain payments, such as paying dividends on all other capital stock issued by us expressly designated as ranking junior to the Series A Preferred Stock and repurchasing or redeeming junior or capital stock expressly designated as ranking on parity with the Series A Preferred Stock or shares of the Series A Preferred Stock, unless dividends on all outstanding shares of the Series A Preferred Stock for all past completed dividend periods have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment. These restrictions, however, are subject to multiple exceptions which permit us to, among other things, (i) pay or declare dividends on our capital stock, (ii) redeem, purchase or otherwise acquire junior stock or parity stock or (iii) redeem, purchase or otherwise acquire the Series A Preferred Stock. These exceptions may result in payments being made, whether as the result of a dividend, redemption or repurchase, on junior stock or parity stock after we have failed to pay full cumulative dividends on all outstanding shares of the Series A Preferred Stock. Additionally, in certain circumstances, our ability to make payments on junior stock and parity stock, whether as the result of a redemption, repurchase or other acquisition of such capital stock, is more extensive than our ability to make payments, whether as the result of a redemption, repurchase or other acquisition, of the Series A Preferred Stock.

The Series A Preferred Stock may not continue have an active trading market.

The Series A Preferred Stock are a recent issue of securities and do not have a long-established trading market. Although the Series A Preferred Stock is listed, we cannot assure you that an active market for the Series A Preferred Stock will be sustained or that holders of the Series A Preferred Stock will be able to sell their shares of Series A Preferred Stock at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Series A Preferred Stock could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Series A Preferred Stock, and holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time.

The voting rights of holders of the Series A Preferred Stock are limited.

Holders of the Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the Series A Preferred Stock include the right to vote as a single class on certain matters that may affect the preference or special rights of the Series A Preferred Stock.

Dividends or other payments with respect to the Series A Preferred Stock may be subject to withholding taxes in circumstances where we are not obliged to make gross up payments, and this could result in holders receiving less than expected in such circumstances.

In the event of certain changes to current tax law that require tax to be withheld from dividends or other payments on the Series A Preferred Stock, we are not required to make gross up payments in respect of such taxes. This would result in holders of Series A Preferred Stock receiving less than expected and could materially adversely affect the return on your investment.

The actual number of shares of Series A Preferred Stock that we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to Univest at any time throughout the term of the Sales Agreement. The number of shares of Series A Preferred Stock that are sold by Univest after we deliver a placement notice will fluctuate based on the market price of the Series A Preferred Stock during the sales period and limits that we set with Univest.

The shares of Series A Preferred Stock offered under this prospectus supplement and accompanying base prospectus may be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of Series A Preferred Stock under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of Series A Preferred Stock sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of sales made at prices lower than the prices that such investors paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus forms a part, including the sections entitled “Risk Factors,” contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates, or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. The sections in this prospectus supplement and the accompanying base prospectus entitled “Risk Factors” and the sections in our periodic reports, including the sections entitled “Business” in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent quarterly reports filed with the SEC, as well as other sections in this prospectus supplement, the accompanying base prospectus and the documents or reports incorporated by reference herein and therein, and any other prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, discuss some of the factors that could contribute to these differences.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement and the accompanying base prospectus and incorporated by reference into herein and therein, and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

We may issue and sell shares of our Series A Preferred Stock having an aggregate offering price of up to $10.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions paid by us and proceeds that we receive, if any, are not determinable at this time. For more information, see “Plan of Distribution” below.

To the extent that we receive proceeds from the sale of shares of Series A Preferred Stock hereunder, we intend to use the net proceeds for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, and for working capital and general corporate purposes, which include, but are not limited to, operating expenses.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following describes the material terms of the Series A Preferred Stock. This is not a complete description and is subject to, and entirely qualified by reference to applicable provisions of our Articles of Incorporation, Bylaws and the Certificate of Designations establishing the Series A Preferred Stock, which are filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part, as well as the relevant portions of Nevada law. This description of particular terms of the Series A Preferred Stock supplements the description of general terms and provisions of our preferred stock set forth on page 25 of the accompanying base prospectus under “Description of Capital Stock — Preferred Stock.”

Pursuant to our Articles of Incorporation, we are authorized to issue 10,000,000 shares of our preferred stock, par value $0.001 per share. As of the date of this prospectus supplement, we have designated 6,040,000 of such shares of preferred stock as the “9.0% Series A Cumulative Perpetual Preferred Stock”, pursuant to the Certificate of Designations that sets forth the terms of such Series A Preferred Stock, with a liquidation preference of $25.00 per share, of which 3,061,245 shares of our Series A Preferred Stock were issued and outstanding as of such date excluding shares of Series A Preferred Stock to be issued in connection with this offering. As of the date of this prospectus supplement, our Board of Directors has not established a class or series of our preferred stock other than our Series A Preferred Stock.

The shares of our Series A Preferred Stock offered by this prospectus supplement and the accompanying base prospectus, as well as the shares of our Series A Preferred Stock offered pursuant to the separate prospectus supplement in connection with the will form a single series, and be fully fungible, with the outstanding shares of our Series A Preferred Stock and any shares of our Series A Preferred Stock that we may issue in the future.

The Series A Preferred Stock being offered hereby, when issued, delivered and paid for in accordance with the terms of the Sales Agreement agreement, will be fully paid and nonassessable. The number of authorized shares of Series A Preferred Stock may from time to time be further increased (but not in excess of the total number of authorized shares of our preferred stock, less all shares of any other series of our preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series A Preferred Stock then outstanding) by resolution of the Board (or a duly authorized committee of the Board), without the vote or consent of the holders of the Series A Preferred Stock. Shares of the Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by the Company will be cancelled and revert to authorized but unissued shares of our preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series A Preferred Stock and reserve the right to further re-open this series and issue additional shares of the Series A Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series A Preferred Stock. Each share of the Series A Preferred Stock will be identical in all respects to every other share of the Series A Preferred Stock, except that shares of the Series A Preferred Stock issued after August 23, 2021 (the “Original Issue Date”) will accrue dividends from the later of the Original Issue Date and the Dividend Payment Date (as defined below in “Dividends”) immediately prior to the original issue date of such additional shares for which full cumulative dividends have been paid. As used herein, “accrual” (or similar terms) used with respect to a dividend or Dividend Period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any Dividend Period that arises prior to the date on which such dividend is declared.

In addition, subject to the limitations described herein, we may issue additional preferred stock from time to time in one or more series, each with such designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, as the Board (or a duly authorized committee of the Board) may determine prior to the time of such issuance.

Listing

The Series A Preferred Stock is listed on Nasdaq under the symbol “SLNHP”.

Transfer Agent and Register

The transfer agent and register for the Series A Preferred Stock is American Stock Transfer & Trust Company, LLC (“Transfer Agent”). The Transfer Agent’s address is 6201 15th Avenue, Brooklyn, NY 11219. The Series A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “Book-Entry Procedures” beginning on page S-30.

No Maturity or Mandatory Redemption

The Series A Preferred Stock has no maturity date and the Company is not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides, at its option, to exercise its redemption right or, under circumstances as described in “Limited Conversion Rights,“ where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into Common Stock. The Series A Preferred Stock is not subject to any sinking fund.

Ranking

The Series A Preferred Stock will, as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding up, rank:

(1)	senior to all classes or series of the Company’s common stock and to all other capital stock issued by the Company expressly designated as ranking junior to the Series A Preferred Stock;

(2)	on parity with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series A Preferred Stock;

(3)	junior to any future class or series of the Company’s capital stock expressly designated as ranking senior to the Series A Preferred Stock; and

(4)	junior to all the Company’s existing and future indebtedness (including subordinated indebtedness and any indebtedness convertible into our Common Stock or preferred stock) and other liabilities with respect to assets available to satisfy claims against the Company and structurally subordinated to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) existing or future subsidiaries of the Company.

We may issue junior capital stock described in (1) above and parity capital stock described in (2) above at any time and from time to time in one or more series without the consent of the holders of the Series A Preferred Stock. Our ability to issue any senior capital stock described in (3) above is limited as described under “Limited Voting Rights.”

Dividends

Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year). A “Dividend Period” is the period from and including a Dividend Payment Date (as defined herein) and continuing to, but excluding, the next succeeding Dividend Payment Date. Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the Original Issue Date; except that shares of the Series A Preferred Stock issued after the Original Issue Date will accrue dividends from the later of the Original Issue Date and the Dividend Payment Date immediately prior to the original issue date of such additional shares for which full cumulative dividends have been paid.

Dividends, when, as and if declared by the Board (or a duly authorized committee of the Board), will be payable monthly in arrears on the final day of each month, provided that if any dividend payment date is not a Business Day (as defined below), then such date will nevertheless be a dividend payment date but the dividend which would otherwise have been payable on that Dividend Payment Date, when, as and if declared, will be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Any dividend, including any dividend payable on the Series A Preferred Stock for any Dividend Period (or portion thereof) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the records of the Transfer Agent at the close of business on the applicable record date, which will be the date designated by the Board (or a duly authorized committee of the Board) for the payment of a dividend that is not more than thirty (30) nor less than ten (10) days prior to the applicable dividend payment date.

The Board (or a duly authorized committee of the Board) will not authorize, pay or set apart for payment by the Company any dividend on the Series A Preferred Stock at any time that: (i) the terms and provisions of any of the Company’s agreements, including any agreement relating to the Company’s indebtedness, prohibits such authorization, payment or setting apart for payment; (ii) the terms and provisions of any of the Company’s agreements, including any agreement relating to the Company’s indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or (iii) the law restricts or prohibits the authorization or payment. Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not the terms and provisions of any of the Company’s agreements relating to its indebtedness prohibit such authorization, payment or setting apart for payment, the Company has earnings, there are funds legally available for the payment of the dividends, or the dividends are authorized. Accordingly, if the Board (or a duly authorized committee of the Board) does not declare a dividend on the Series A Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will accumulate and an amount equal to such accumulated dividend will become payable out of funds legally available therefor upon the liquidation, dissolution or winding up of the Company’s affairs (or earlier redemption of such Series A Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding up or earlier redemption, as the case may be. No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series A Preferred Stock remains outstanding, unless the Company also has either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed Dividend Periods, the Company will not during any Dividend Period:

(1)	pay or declare and set apart for payment any dividends or declare or make any distribution of cash or other property on Common Stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (other than, in each case, (a) a dividend paid in Common Stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up or (b) any declaration of a Common Stock dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan);

(2)	redeem, purchase or otherwise acquire Common Stock or other capital stock that ranks junior to or on parity with the Series A Preferred Stock (other than the Series A Preferred Stock) with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up (other than (a) by conversion into or exchange for Common Stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, (b) the redemption of shares of capital stock pursuant to the provisions of the Articles of Incorporation relating to the restrictions upon ownership and transfer of its capital stock, (c) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other capital stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, (d) purchases, redemptions or other acquisitions of shares of the Company’s capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (e) through the use of the proceeds of a substantially contemporaneous sale of stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, or (f) purchases or other acquisitions of shares of the Company’s capital stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend payment date on which dividends were not paid in full); or

(3)	redeem, purchase or otherwise acquire Series A Preferred Stock (other than (a) by conversion into or exchange for Common Stock or other capital stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, (b) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock or (c) with respect to redemptions, a redemption pursuant to which all shares of Series A Preferred Stock are redeemed).

Notwithstanding the foregoing, if the Board (or a duly authorized committee of the Board) elects to declare only partial instead of full dividends for a Dividend Payment Date and related Dividend Period on the shares of the Series A Preferred Stock or any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, such partial dividends will be declared on shares of the Series A Preferred Stock and class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends, and dividends so declared will be paid, as to any such Dividend Payment Date and related Dividend Period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used herein, “full dividends” means, as to any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends current in dividends, including undeclared dividends for past Dividend Periods. To the extent a Dividend Period with respect to the Series A Preferred Stock or any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends (in either case, the “first series”) coincides with more than one Dividend Period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, the Board (or a duly authorized committee of the Board) may, to the extent permitted by the terms of each affected series, treat such Dividend Period for the first series as two or more consecutive Dividend Periods, none of which coincides with more than one Dividend Period with respect to the second series, or may treat such Dividend Period(s) with respect to any class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends and Dividend Period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such class or series of the Company’s capital stock that ranks on parity with the Series A Preferred Stock with respect to dividends and the Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board (or a duly authorized committee of the Board) may be declared and paid on the Common Stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up from time to time out of any funds legally available therefor, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Preference

In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of the Common Stock or any other class or series of the Company’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock (the “liquidation preference”).

If, upon such voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the full amount of the liquidation preference on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled. In any such distribution, the liquidation preference of any holder of the Company’s capital stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Company’s assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable.

Holders of Series A Preferred Stock will be entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, no fewer than thirty (30) days and no more than sixty (60) days prior to the payment date.

If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights to the distribution of assets any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, holders of shares of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will have no right or claim to any of the Company’s remaining assets and the holders of shares of Common Stock or any class or series of capital stock ranking, as to rights to the distribution of assets any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, will be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

The consolidation, merger or other business combination of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the assets, property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Redemption

The Series A Preferred Stock is not redeemable by us prior to August 23, 2026, except as described below under “Optional Redemption” and “Special Optional Redemption.”

Optional Redemption

On or after August 23, 2026, the Series A Preferred Stock may be redeemed at the Company’s option, in whole or in part, from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption (the “Redemption Date”), upon the giving of notice, as provided below under “Redemption Procedures.”

Special Optional Redemption

During any period of time (whether before or after August 23, 2026) that both (i) the Series A Preferred Stock are no longer (a) listed on Nasdaq, the New York Stock Exchange LLC (the “NYSE”), or the NYSE American LLC (the “NYSE AMER”) or (b) listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding (collectively, a “Delisting Event”), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within ninety (90) days after the date of the Delisting Event (the “Delisting Event Redemption Period”), by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the Redemption Date.

During any period of time (whether before or after August 23, 2026), upon the occurrence of a Change of Control (as defined below), the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part and within one hundred twenty (120) days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), by paying $25.00 per share of Series A Preferred Stock, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, the Company has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right in “Optional Redemption” or our special optional redemption rights in “Special Optional Redemption” as described above), the holders of Series A Preferred Stock will not be permitted to exercise the conversion rights in “Limited Conversion Rights” below in respect of their shares called for redemption.

A “Change of Control” is when, after the Original Issue Date, the following have occurred and are continuing:

(1)	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all shares of the Company’s stock entitled to vote generally in elections of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(2)

following the closing of any transaction referred to in (1) above, neither the Company nor any acquiring or surviving entity (or, if, in connection with such transaction shares of Common Stock are converted into or exchanged for (in whole or in part) common capital stock of another entity, such other entity) has a class of common securities (or American Depositary Receipts representing such securities) (x) listed on Nasdaq, the NYSE, or the NYSE AMER or (y) listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

Redemption Procedures

In the event the Company elects to redeem Series A Preferred Stock, notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the Company’s stock transfer records, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

The notice will notify the holder of the election to redeem the shares and will state at least the following: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number); (iv) the place(s) where holders may surrender certificates, if any, evidencing the Series A Preferred Stock for payment; (v) if applicable, that the Series A Preferred Stock is being redeemed pursuant to the Company’s special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable; (vi) if applicable, that the holders of the Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and (vii) that dividends on such shares of Series A Preferred Stock will cease to accumulate on the date prior to the Redemption Date.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or by lot. So long as all shares of Series A Preferred Stock are held of record by the nominee of DTC, the Company will give notice, or cause notice to be given, to DTC of the number of Series A Preferred Stock to be redeemed, and DTC will determine the number of Series A Preferred Stock to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Stock for its own account). A participant may determine to redeem Series A Preferred Stock from some beneficial owners (including the participant itself) without redeeming Series A Preferred Stock from the accounts of other beneficial owners. Subject to the provisions hereof, the Board (or a duly authorized committee of the Board) shall have full power and authority to prescribe the terms and conditions on which shares of Series A Preferred Stock shall be redeemed from time to time. If the Company shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

On or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed that holds a certificate other than through DTC book entry as described below must present and surrender the certificates evidencing the shares of Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

From and after the Redemption Date or, if notice of redemption has been duly given, and if on or before the Redemption Date specified in the notice, all funds necessary for the redemption have been set aside by the Company, separate and apart from the Company’s other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, in each case unless the Company defaults in payment of the redemption price: (i) all dividends on the shares designated for redemption in the notice will cease to accumulate on or after the Redemption Date; (ii) all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and (iii) the shares designated for redemption in the notice will be deemed to not be outstanding for any purpose whatsoever.

Any funds held in trust and unclaimed at the end of two years from the Redemption Date, to the extent permitted by law, shall be released from the trust so established and may be commingled with the Company’s other funds, and after that time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.

Notwithstanding the foregoing, any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the applicable record date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable Dividend Payment Date.

Limited Conversion Rights

The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company or any other entity, except as provided below.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right, unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Company has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to “Optional Redemption” or “Special Optional Redemption,” to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of Common Stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (1) the sum of (x) the $25.00 liquidation preference per share of Series A Preferred Stock plus (y) the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock Dividend Payment Date, in which case no additional amount relating to such record date will be included in this sum) by (2) the Common Stock Price (as defined herein); and (ii) 7.04225352 (the “Share Cap”), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control, as applicable, pursuant to, or in connection with, which shares of Common Stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock electing to exercise its Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration;” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to herein as the “Conversion Consideration”).

If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, as applicable, the Conversion Consideration that the holders of Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

The Company will not issue fractional shares of Common Stock upon the conversion of the Series A Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of Common Stock, the Company will pay the holder of Series A Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.

Within fifteen (15) days following the expiration of the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, (or, if the Company waives its right to redeem the Series A Preferred Stock prior to the expiration of the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, within fifteen (15) days following the date of such waiver) the Company will provide to holders of Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

(i)	the events constituting the Delisting Event or Change of Control, as applicable;

(ii)	the date of the Delisting Event or Change of Control, as applicable;

(iii)	the date on which the Delisting Event Redemption Period or the Change of Control Redemption Period, as applicable, expired or was waived;

(iv)	the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

(v)	the method and period for calculating the Common Stock Price (as defined below);

(vi)	the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a Business Day fixed by the Board that is not fewer than twenty (20) days nor more than thirty-five (35) days after the date on which the Company provides the notice pursuant to this section to holders of the Series A Preferred Stock;

(vii)	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

(viii)	the name and address of the paying agent and the conversion agent;

(ix)	the procedures that the holders of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; and

(x)	the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

The Company will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to the notice requirement as described above to the holders of Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series A Preferred Stock will be required, on or before the close of business on the Business Day preceding the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, to notify the Company of the number of Series A Preferred Stock to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Transfer Agent or DTC for effecting the conversion.

The “Common Stock Price” for any Change of Control will be: (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock; and (ii) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing prices per share of our Common Stock on the principal U.S. securities exchange on which our Common Stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Common Stock is not then listed for trading on a U.S. securities exchange. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Common Stock on the ten (10) consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right, as applicable (in whole or in part), by a written notice of withdrawal delivered to the Transfer Agent prior to the close of business on the third Business Day preceding the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Company has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to “Optional Redemption” or “Special Optional Redemption.“ If the Company elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable Redemption Date $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the Redemption Date. See “Optional Redemption” and “Special Optional Redemption.”

The Company will take commercially reasonable efforts to deliver the applicable Conversion Consideration no later than the third (3rd) Business Day following the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our Common Stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as described below or as otherwise required by law.

In any matter in which the Series A Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Stock will be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Stock and any other stock ranking on parity to the Series A Preferred Stock as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of preferred stock entitled to vote thereon (voting together as a single class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose:

(i)	authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

(ii)	amend, alter or repeal the provisions of the Articles of Incorporation, as amended, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

If any event described in paragraph (ii) above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole, disproportionately relative to any other class or series of voting preferred stock (as defined below), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required. Furthermore, if holders of shares of the Series A Preferred Stock receive the $25.00 per share of the Series A Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon or greater amounts pursuant to the occurrence of any of the events described in paragraph (ii) above, then such holders shall not have any voting rights with respect to the events described in such paragraph. As used herein, “voting preferred stock” means any other class or series of the Company’s preferred stock ranking equally with the Series A Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of the Company’s assets upon liquidation, dissolution or winding up and upon which like voting rights to the Series A Preferred Stock have been conferred and are exercisable.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

(i)

any increase in the amount of authorized shares of the Company’s Common Stock or preferred stock or the creation or issuance of capital stock or any class or series ranking, as to dividends (whether cumulative or not) or the distribution of assets upon the Company’s liquidation, dissolution or winding up, on parity with, or junior to, the Series A Preferred Stock; or

(ii)	the amendment, alteration or repeal or change of any provision of the Articles of Incorporation including the Certificate of Designations, as a result of a merger, consolidation, reorganization or other business combination, if (x) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock, taken as a whole, immediately prior to such consummation.

(iii)	Without the consent of the holders of the Series A Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

(iv)	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

(v)	to conform the Certificate of Designations to the Description of the Series A Preferred Stock set forth in the Company’s final prospectus related to the Series A Preferred Stock, dated August 18, 2021; or

(vi)	to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by the Company for the benefit of the holders of the Series A Preferred Stock to effect the redemption within ninety (90) days unless all or a part of the outstanding shares of the Series A Preferred Stock are being redeemed with the proceeds from the sale of shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon the Company’s liquidation, dissolution or winding up.

The rules and procedures for calling and conducting any meeting of the holders of the Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock may be listed or traded at the time.

Holders of the Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Company or a sale of all or substantially all of the Company’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as described above.

No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.

Exclusion of Other Rights

The shares of the Series A Preferred Stock do not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in the Certificate of Designations or in our articles of incorporation, as amended.

Book-Entry Procedures

DTC will act as securities depositary for the Series A Preferred Stock offered hereunder. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC or DTC’s nominee. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to DTC or its nominee. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor its nominee will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns DTC’s or its nominee’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Direct Registration System

The Series A Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Series A Preferred Stock offered in connection with this offering. This summary is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of the Series A Preferred Stock.

This discussion is limited to holders who hold the Series A Preferred Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Series A Preferred Stock for cash at original issue and at the public offering price. This discussion does not address the Medicare tax imposed on certain net investment income; any alternative minimum tax considerations; or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold the Series A Preferred Stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of the Series A Preferred Stock. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of the Series A Preferred Stock, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

For purposes of this summary, a “non-U.S. holder” is any beneficial owner of the Series A Preferred Stock that is not a U.S. holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Distributions on Series A Preferred Stock

As described in the section titled “Description of the Series A Preferred Stock—Dividends,” holders of Series A Preferred Stock will be entitled to receive cash distributions, when, as and if declared by the Board (or a duly authorized committee of the Board). To the extent those distributions are paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, such amounts will constitute dividends for U.S. federal income tax purposes. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in the Series A Preferred Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Series A Preferred Stock Other Than By Redemption.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held Series A Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend such holder will generally be required to reduce its tax basis in the Series A Preferred Stock with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the U.S. holder’s tax basis in such Series A Preferred Stock, the excess is treated as capital gain from the sale or exchange of such Series A Preferred Stock.

Holder’s Conversion Option in Connection with a Change of Control or Delisting Event

In the event of a U.S. holder’s conversion of Series A Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A U.S. holder should consult its tax advisor regarding the tax consequences of the conversion of Series A Preferred Stock.

Constructive Distributions

The conversion price of the Series A Preferred Stock is subject to adjustment under certain circumstances. Additionally, because the Series A Preferred Stock may be redeemed at a premium under certain circumstances, the Series A Preferred Stock may be treated as issued with redemption premium. In either such circumstances, U.S. holders of the Series A Preferred Stock may be deemed to have received a distribution if the adjustment (or failure to make an adjustment), or if the redemption premium, has the effect of increasing the proportionate interest of the U.S. holder in our assets or earnings and profits. If such adjustments are made, U.S. holders will be deemed to have received constructive distributions from us even though they may not receive any cash or property. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “—Consequences to U.S. Holders—Distributions on Series A Preferred Stock” above. However, U.S. holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be withheld, in certain circumstances, from payments on the Series A Preferred Stock. Generally, a U.S. holder’s adjusted tax basis in the Series A Preferred Stock will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the Series A Preferred Stock. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of shares of the Series A Preferred Stock generally will not be considered to result in a constructive dividend distribution.

The IRS proposed regulations addressing the amount and timing of deemed distributions. If adopted as proposed, the regulations would generally provide that: (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire Common Stock immediately after the conversion rate adjustment over the fair market value of the right to acquire Common Stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Series A Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.

Sale or Exchange or Other Taxable Disposition of Series A Preferred Stock Other Than By Redemption

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition (other than by redemption discussed below) of the Series A Preferred Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such Series A Preferred Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Series A Preferred Stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series A Preferred Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Redemption of the Series A Preferred Stock

Redemption of the Series A Preferred Stock generally will be a taxable event. U.S. holders would be treated as if they had sold their Series A Preferred Stock if the redemption:

●	results in a complete termination of the U.S. holder’s stock interest in the Company;

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code; or

●	is a redemption of stock held by a non-corporate stockholder, which results in a partial liquidation of the Company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, shares of the Series A Preferred Stock or other classes of our stock considered to be owned by a U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as any such shares actually owned, generally must be taken into account.

If a U.S. holder’s Series A Preferred Stock is redeemed in a redemption that meets one of the tests listed above, the U.S. holder generally will recognize capital gain or loss equal to the amount of cash received less the U.S. holder’s tax basis in the Series A Preferred Stock redeemed. This gain or loss will be long-term capital gain or capital loss if the U.S. holder has held the Series A Preferred Stock for more than one year. Because the determination as to whether any of the tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, U.S. holders should consult their own tax advisors regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, a U.S. holder generally will be taxed on the cash received as a dividend to the extent it is paid out of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles (and such dividend may be treated as an “extraordinary dividend,” as discussed above). Any amount in excess of our current and accumulated earnings and profits would first reduce the holder’s tax basis in the Series A Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of basis between the redeemed shares and any shares of the Series A Preferred Stock that the U.S. holder still holds (or is held by a person related to the U.S. holder).

Consequences to Non-U.S. Holders

Distributions on the Series A Preferred Stock

Except as described below and subject to the discussion below on backup withholding and FATCA, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes, as discussed above under “Tax Considerations Applicable to U.S. Holders—Redemption of the Series A Preferred Stock”) paid to a non-U.S. holder that are not effectively connected with the holder’s conduct of a United States trade or business generally will be subject to a 30% U.S. federal withholding tax. However, a non-U.S. holder may be entitled to a partial or complete exemption from such tax under an applicable tax treaty. To claim such an exemption, the non-U.S. holder must provide the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of tax residence. Non-U.S. holders that do not timely provide the applicable withholding agent the required certification, but that qualify for a reduced income treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable) and the non-U.S. holder provides the applicable withholding agent with a properly completed and duly executed IRS Form W-8ECI, such dividends will not be subject to U.S. federal withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on such dividends in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a corporation, the non-U.S. holder may be subject to a branch profits tax on its effectively connected earnings and profits, subject to adjustments, at a rate of 30% (or such lower rate specified by an applicable income tax treaty). Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

As discussed above under “—Consequences to U.S. Holders—Redemption of the Series A Preferred Stock,” an amount paid to a Non-U.S. holder in connection with a redemption of the Series A Preferred Stock may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “Non-U.S. Holders—Distributions.”

Holder’s Conversion Option in Connection with a Change of Control or Delisting Event

In the event of a Non-U.S. holder’s conversion of Series A Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A Non-U.S. Holder should consult its tax advisor regarding the tax consequences of the conversion of Series A Preferred Stock.

Constructive Distributions

As described above under “—Consequences to U.S. Holders—Constructive Distributions,” adjustments in the conversion price (or failures to adjust the conversion price), or possible redemption premium, that result in an increase in the proportionate interest of a Non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above under “—Consequences to Non-U.S. Holders—Distributions on Series A Preferred Stock.”

Gain on Sale, Exchange, Redemption or Other Taxable Disposition of Series A Preferred Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of the Series A Preferred Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of the Series A Preferred Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for the Series A Preferred Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. However, even if we are or become a USRPHC, the Series A Preferred Stock will be treated as a U.S. real property interest only if the non-U.S. holder actually or constructively holds more than 5% of the Series A Preferred Stock at any time during the holding period described above, or if the Series A Preferred Stock ceases to be regularly traded on an established securities market prior to the year in which the sale occurs. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.

If the non-U.S. holder is described in the first bullet point above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Series A Preferred Stock beneficially owned by individuals who are not citizens or residents of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedents’ gross estate for U.S. federal estate tax purposes. Such Series A Preferred Stock, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report information to the IRS with respect to any distributions we pay on the Series A Preferred Stock (even if the payments are exempt from withholding), including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Distributions paid by us (or our paying agents) to a Non-U.S. holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of the Series A Preferred Stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated like U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of the Series A Preferred Stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of the Series A Preferred Stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of the Series A Preferred Stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE SERIES A PREFERRED STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL TAX LAWS WERE RECENTLY ENACTED. PROSPECTIVE INVESTORS SHOULD ALSO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

PLAN OF DISTRIBUTION

We have entered into an at-the-market sales agreement, dated as of June 9, 2022 (the “Sales Agreement”), with Univest pursuant to which we may issue and sell pursuant to this prospectus supplement and the accompanying prospectus shares of our Series A Preferred Stock having aggregate sales proceeds of up to $10.0 million from time to time through Univest as our sales agent. Univest may sell the shares of our Series A Preferred Stock by any method that is deemed to be an “at the market offering,” as defined in Rule 415(a)(4) promulgated under the Securities Act, including, without limitation, sales made directly on or through Nasdaq, on any other existing trading market for shares of our Series A Preferred Stock, or sales made to or through a market maker. In addition, subject to the terms of the Sales Agreement, with our prior written consent, Univest may sell shares of our Series A Preferred Stock by any other method permitted by law, or as may be required by the rules or regulations of the Nasdaq or such other trading market on which our Series A Preferred Stock is listed or quoted, including, but not limited to, in negotiated transactions.

As our sales agent, Univest will not engage in any transactions that stabilize the price of our Series A Preferred Stock.

Each time we wish to issue and sell Series A Preferred Stock pursuant to the Sales Agreement, we will notify Univest of the number of shares of Series A Preferred Stock to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed Univest, unless they decline to accept the terms of such notice, Univest has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Univest under the Sales Agreement to sell shares of our Series A Preferred Stock is subject to a number of conditions that we must meet.

The settlement between us and Univest is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our Series A Preferred Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and Univest may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Univest a commission equal to an aggregate of 3.0% of the gross proceeds we receive from the sales of our Series A Preferred Stock and will reimburse the expenses of Univest in connection with the offering in an amount up to $40,000 in connection with the execution of the Sales Agreement and up to $3,000 per quarter thereafter. Based on the closing price of our Series A Preferred Stock of $16.70 per share on June 8, 2022, because we are limited to the sale of Series A Preferred Stock with gross proceeds aggregating $10.0 million, the maximum number of shares of Series A Preferred Stock that we could sell in this offering at that price is 598,802. If all 598,802 shares of Series A Preferred Stock were sold at the June 8, 2022 closing sales price, we would receive approximately $9.7 million in proceeds net of Univest’s fee before deducting estimates offering expenses. The actual net proceeds to us will vary depending on the number of shares of Series A Preferred Stock sold and the prices of such sales. Because there is no minimum offering amount required, the actual total may be substantially less than the maximum amount set forth above. We estimate that the total expenses for the offering, excluding compensation payable to Univest under the terms of the Sales Agreement, will be approximately $350,000.

In connection with the sale of our Series A Preferred Stock on our behalf, Univest may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Univest may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Univest with respect to certain civil liabilities, including liabilities under the Securities Act.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Incorporation of Certain Information by Reference” on page S-42 of this prospectus supplement and “Where You Can Find More Information” on page S-41 of this prospectus supplement.

On April 26, 2022, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Univest Securities, LLC, as representative of the several underwriters named therein, in connection with the offer and sale to such underwriters, in a firm commitment public offering (the “Underwritten Offering”) of 525,714 shares (the “Underwritten Shares”) of our Series A Preferred Stock. Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to an additional 78,857 shares (the “Option Shares”) of the Series A Preferred Stock on the same terms as the Shares sold in the Offering (the “Over-Allotment Option”).

On April 29, 2022, the Company closed the Underwritten Offering and issued and sold 525,714 shares of Series A Preferred Stock pursuant to the Underwriting Agreement for aggregate gross proceeds of approximately $9.2 million less underwriting discounts of 7.0% (approximately $0.6 million) and other offering fees and expenses, resulting in aggregate net proceeds to the Company of approximately $8.56 million. In addition, in connection with the Underwritten Offering, we issued Underwriter’s warrants to Univest to purchase up to 26,285 shares of common stock at an initial exercise price of $9.152 per share. On May 24, 2022, we issued an additional 73,518 shares of Series A Preferred Stock in connection with the partial exercise of the Over-Allotment Option that resulted in additional aggregate gross proceeds of approximately $1.29 million less underwriting discounts of 7.0% (approximately $90,000). In connection with the exercise of the Over-Allotment Option, we issued Underwriter’s warrants to Univest to purchase up to 3,675 shares of common stock at an initial exercise price of $9.152 per share.

In addition, we agreed to pay Univest Securities, LLC an arranger’s fee in cash equal to 7.0% of the aggregate principal amount of the three tranches of the Notes initially issued in February 2022.

Univest and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Univest may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Univest may, at any time, hold long or short positions in such securities.

To the extent required by Regulation M under the Exchange Act, Univest will not engage in any market making activities involving our Series A Preferred Stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of Series A Preferred Stock offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters will be passed upon for the sales agent by Blank Rome LLP, New York, New York.

EXPERTS

The consolidated financial statements of Soluna Holdings, Inc. as of and for the year ended December 31, 2021, incorporated into this prospectus supplement and the accompanying base prospectus by reference to our Annual Report have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, which are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Soluna Holdings, Inc. as of and for the year ended December 31, 2020, incorporated into this prospectus supplement and the accompanying base prospectus by reference to our Annual Report have been audited by Wojeski & Company, CPAs, P.C., an independent registered public accounting firm, as stated in their report thereon, which are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus constitutes a part of the Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus forming a part of the Registration Statement, and any other supplements or amendments thereto, do not contain all of the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov. Our corporate website is www.solunacomputing.com. The information on our corporate website is not incorporated by reference in this prospectus supplement and the accompanying base prospectus forming a part of the Registration Statement, or any other supplements or amendments thereto, and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus supplement and the accompanying base prospectus, Registration Statement or such other supplements, amendments or documents.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus is part of the Registration Statement, but the Registration Statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying base prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus, and will be considered to be a part of this prospectus supplement and the accompanying base prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying base prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 18, 2022, January 21, 2022, March 1, 2022, April 15, 2022, April 19, 2022, April 27, 2022, April 29, 2022, May 25, 2022 and June 1, 2022;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2022; and

●	our registration statement on Form 8-A filed with the SEC on March 22, 2021 with respect to the common stock and our registration statement on Form 8-A filed with the SEC on August 19, 2021 with respect to our Series A Preferred Stock, including any amendments or reports filed for the purpose of updating the description of our common or Series A Preferred Stock therein, as applicable.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of the Registration Statement of which this prospectus supplement and the accompanying base prospectus forms a part and prior to effectiveness of the Registration Statement and after the initial filing date of the Registration Statement of which this prospectus supplement and the accompanying base prospectus is a part until the offering of the Shares covered by this prospectus supplement has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying base prospectus or any other supplement or amendment forming a part of the Registration Statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein and therein, including exhibits. Requests should be directed to:

Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, NY 12205
hello@soluna.io

Copies of these filings are also available on our website at www.solunacomputing.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

You should rely only on the information provided in and incorporated by reference into this prospectus supplement or the accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front cover of these documents.

PROSPECTUS

SOLUNA HOLDINGS, INC.

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

and

3,552,146 Shares of Common Stock

Offered by the Selling Stockholders

Soluna Holdings, Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings, any combination of our common stock, par value $0.001 per share (“Common Stock”), our preferred stock, par value $0.001 per share (the “Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock or other securities, debt securities, subscription rights or units having an aggregate initial offering price not exceeding $150,000,000. Our warrants will be exercisable for Common Stock or Preferred Stock or other securities and our units may be convertible or exchangeable for Common Stock, Preferred Stock or our warrants.

In addition, the selling stockholders may offer and sell up to an aggregate of 3,552,146 shares of Common Stock from time to time in one or more offerings as further described herein. We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

The Common Stock, Preferred Stock, warrants, debt securities, subscription rights and units collectively are referred to in this prospectus as the “securities.”

Each time we or the selling stockholders sell these securities, we will provide specific terms of such securities offered in a supplement to this prospectus. Such prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Common Stock and our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), are currently listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SLNH" and “SLNHP”, respectively. On December 10, 2021, the last reported sale price of our Common Stock was $10.53 and the last reported sale price of our Series A Preferred Stock was $21.75. None of our other securities have been approved for listing on any market or exchange, and we have not made any application for such listing. Each prospectus supplement will indicate if our securities offered thereby will be listed on any securities exchange.

As of the date of this prospectus, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $83,029,121.23, based on 13,085,116 shares of issued and outstanding Common Stock, of which 8,086,373 shares were held by affiliates, and a per share price of $16.61 which represents the closing sale price of our Common Stock on November 15, 2021. As of the date of this prospectus, we are not subject to the sale limitations described in General Instruction I.B.6 to Form S-3 because the “public float” (the market value of our Common Stock held by non-affiliates) is greater than $75,000,000. In the event that any time during the effectiveness of this registration statement of which this prospectus and any prospectus supplement forms a part, we become subject to such sale limitations, as a result of the public float becoming less than $75,000,000, during any applicable 12-month period, we will not sell securities in a public primary offering with a value exceeding more than one-third of our public float.

Our securities may be sold directly by us or the selling stockholders, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of our securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds that we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	23
USE OF PROCEEDS	24
THE SECURITIES THAT WE MAY OFFER	25
DESCRIPTION OF CAPITAL STOCK	24
DESCRIPTION OF WARRANTS	33
DESCRIPTION OF DEBT SECURITIES	35
DESCRIPTION OF SUBSCRIPTION RIGHTS	45
DESCRIPTION OF UNITS	46
SELLING STOCKHOLDERS	47
PLAN OF DISTRIBUTION	48
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	51
INCORPORATION OF DOCUMENTS BY REFERENCE	51

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $150,000,000. In addition, under this shelf registration process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 3,552,146 shares of Common Stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or the selling stockholders offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we or the selling stockholders offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling stockholders have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information that we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with additional information under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

ii

SUMMARY

Unless the context requires otherwise in this prospectus, the terms “SHI”, the “Company”, “we”, “us”, or “our” refer to Soluna Holdings, Inc. together with its consolidated subsidiaries, “SCI” refers to Soluna Computing, Inc., formerly known as EcoChain, Inc., and “MTI Instruments” refers to MTI Instruments, Inc.

The Company

Soluna Holdings, Inc. is a developer of green data centers that convert excess renewable energy into global computing resources. The Company builds modular, scalable data centers for computing intensive, batchable applications such as cryptocurrency mining, Artificial Intelligence, and machine learning. The Company provides a cost-effective alternative to battery storage or transmission lines. Headquartered in Albany, New York, the Company uses technology and intentional design to solve complex, real-world challenges. We conduct our two core businesses through our wholly-owned subsidiaries, SCI, which is engaged in cryptocurrency mining powered by renewable energy, and MTI Instruments, which manufactures precision tools and testing equipment for electronics, aviation, automotive, power and other industries at the Albany, New York location.

SCI was incorporated in Delaware on January 8, 2020 as EcoChain, Inc. and develops and monetizes cryptocurrency mining facilities that can be powered by renewable energy. EcoChain has established a cryptocurrency mining facility that integrates with the cryptocurrency blockchain network in Washington State and, through our recent acquisition of Soluna Computing, Inc. (“Soluna Computing”), SCI also has a pipeline of certain cryptocurrency mining projects previously owned by Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.), a Canadian corporation incorporated under the laws of the Province of British Colombia that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications. SCI changed its name from “EcoChain, Inc.” to “Soluna Computing, Inc.” on November 15, 2021, following the acquisition.

MTI Instruments was incorporated in New York on March 8, 2000 and is a supplier of vibration measurement and balancing systems, precision linear displacement solutions, and wafer inspection tools. MTI Instruments’ products consist of engine vibration analysis systems for both military and commercial aircraft and electronic gauging instruments for position, displacement and vibration application within the industrial manufacturing markets, as well as in the research, design and process development markets. These systems, tools and solutions are developed for markets and applications that require consistent operation of complex machinery and the precise measurements and control of products, processes, the development and implementation of automated manufacturing and assembly.

Corporate Information

Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, was incorporated in Nevada on March 24, 2021, and is the successor to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger which became effective on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” to Soluna Holdings, Inc. Our principal executive offices are located at 325 Washington Avenue Extension, Albany, NY 12205 and our website is http://www.solunacomputing.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus or the registration statement of which it forms a part.

Risk Factors Summary

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks relating to the COVID-19 pandemic and global economic uncertainty

●

Adverse changes in economic or other market conditions in the United States, including risks resulting from the continuing impact of the COVID-19 pandemic, could have a material adverse effect on our business and results of operations and curtail our ability to raise financing.

●

The long-term effects of the COVID-19 pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Risks related to our SCI business and cryptocurrency

●	SCI has a limited operating history and we may not recognize any operating income from the SCI line of business in the future.
●	Prices of cryptocurrencies are extremely volatile, and if our mined cryptocurrencies are converted into dollars when such values are low, we may not recognize the income from the conversion of the mined cryptocurrencies that we were expecting.
●	SCI has an evolving business model that is subject to various uncertainties.
●	SCI may not be able to continue to develop its technology and keep pace with technological developments, expand its mining operations or otherwise compete with other companies.
●	There are several new and existing competitors in our industry that are purchasing mining equipment at scale, which may cause delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.
●	We may be unable to obtain additional funding to scale the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation.
●	Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects, operations, and profitability.
●	Security breaches could result in a loss of our cryptocurrencies.
●	Incorrect or fraudulent cryptocurrency transactions may be irreversible.
●	The impact of geopolitical and economic events on the supply and demand for Bitcoin and other cryptocurrencies is uncertain.
●	The failure of cryptocurrencies to become widely accepted and/or used as a medium of exchange and method of payment could adversely affect our business, prospects, and financial condition.
●	The properties included in our mining network may experience damages, including damages that are not covered by insurance.
●	SCI’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on SCI’s operations.
●	Over time, incentives for Bitcoin miners to continue to contribute processing power to the Bitcoin network may transition from a set reward to transaction fees. If the incentives for Bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue to mine.
●	The Bitcoin reward for successfully uncovering a block will halve several times in the future, and Bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our Bitcoin mining efforts.
●	We may not be able to realize the benefits of forks, and forks in a digital asset network may occur in the future which may affect the value of the cryptocurrencies that we mine held by us.
●	As the aggregate amount of computing power, or hash rate, in the Bitcoin network increases, the amount of Bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures in order to expand our fleet of miners.
●	Climate change, and the regulatory and legislative developments related to climate change, may materially adversely affect our business and financial condition.
●	Our business plan is heavily dependent upon acquisitions and strategic alliances and our ability to identify, acquire or ally on appropriate terms, and successfully integrate and manage any acquired companies or alliances will impact our financial condition and operating results.
●	In connection with the ground leases for our cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the Tennessee Valley Authority (“TVA”) or otherwise, would materially impact our operations, and the properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

Risks relating to our MTI Instruments business

●	Our MTI Instruments business depends on a small number of customers, including the U.S. Air Force, and many of them are in industries of a cyclical nature.
●	We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.
●	Our operating results may experience significant fluctuations, which could adversely impact our operations and financial results.
●	We may not be able to keep pace with technological innovations, and our efforts may not result in commercial success and/or may result in delays in development.
●	Many of our existing and target customers are in industries of a cyclical nature.
●	MTI Instruments’ business operations, financial performance and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.

Risks relating to our Company generally

●	Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.
●	We rely on highly-skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate, or hire qualified personnel, our business may be severely disrupted.
●	In addition, increased labor costs and the unavailability of skilled workers could hurt our business, financial condition, and results of operations.
●	Insiders continue to have substantial control over the Company, and the ownership by Brookstone Partners Acquisition, XXIV, LLC (“Brookstone XXIV”) of the outstanding shares of our Common Stock gives it a controlling interest in the Company, and it may acquire interests and positions that could present potential conflicts with our and our shareholders’ interests.
●	We are subject to complex environmental, health, and safety laws and regulations that may expose us to significant liabilities for penalties, damages, or costs of remediations or compliance.

Risks related to the recent acquisition of Soluna Computing

●	We may fail to realize all of the anticipated benefits of our recent acquisition of Soluna Computing.
●	Our operating results will suffer if SHI and SCI do not effectively manage the increased scale of SCI’s operations and its optimization and expansion opportunities.

General Risks

●	If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

Please see “Risk Factors” beginning on page 4 for more detail.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained or incorporated by reference into this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein before deciding to invest in such securities. If any of the following risks, or any risk described elsewhere in this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein, occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the trading prices of our Common Stock and Series A Preferred Stock could decline, and you could lose all or part of your investment. The risks described below and in any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements because of specific factors, including the risks described below and in the documents incorporated by reference herein.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below and in the prospectus and in any prospectus supplement or free writing prospectus represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should also consider the other information included in our most recent Annual Report on Form 10-K (the “Form 10-K”) and subsequent quarterly reports filed with the SEC, which are incorporated herein by reference into this registration statement, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to the COVID-19 Pandemic and Global Economic Uncertainty

Adverse changes in economic or other market conditions in the United States and globally may have serious implications for the growth and stability of our business and could otherwise adversely affect our business, results of operations and financial condition.

Our business is affected by general economic conditions, both inside and outside of the United States. Adverse changes to and uncertainty in the global economy, particularly in light of the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, including as a result of the recently-discovered Omicron variant of the novel coronavirus as well as the potential for resurgences or the emergence of new variants to set back the global economic recovery or trigger future economic slowdowns or recessions, may lead to decreased demand for our products and for Bitcoin and other cryptocurrencies, revenue fluctuations, and increased price competition for our products, and may increase the risk of excess and obsolete inventories and higher overhead costs as a percentage of revenue. It could also result in a decline in business and economic forecasts, which could adversely affect our sales in future periods. Additionally, the financial strength of our customers and suppliers and their ability to obtain and rely on credit financing may affect their ability to fulfill their obligations to us and have an adverse effect on our financial results.

Revenue growth and continued profitability of our MTI Instruments business will significantly depend on the overall demand for test and measurement instrumentations in key markets including research and development, automotive, semiconductor, cryptocurrencies, and electronics. The U.S. and global economies have been historically cyclical and market conditions continue to be challenging, which has resulted in companies delaying or reducing expenditures. Although recent trends have pointed to continuing improvements, there is still lingering volatility and uncertainty, particularly in light of recent resurgences of the spread of COVID-19 and the emergence of the Omicron variant. A change or disruption in the national or global financial markets for any reason may cause consumers, businesses, and governments to defer purchases in response to tighter credit, decreased cash availability, and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our business and our financial results.

The long-term effects of the coronavirus pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Our overall performance generally depends upon domestic and worldwide economic and political conditions. The global spread of COVID-19 has created volatility, uncertainty, and economic disruption. The pandemic caused a slowdown, and, going forward may cause future slowdowns in worldwide economic activity, decreased demand for products and services, and financial markets. Meanwhile, disruptions to global supply chains, including a global semiconductor chip shortage, as a result of the pandemic has continued, and may increase if there are surges in transmission and illness from the coronavirus going forward, including as a result of new variants.

While the COVID-19 pandemic, and the changes to our operations necessitated by governmental and societal actions to contain it, including social distancing and the closing and/or limits on the business operations, required us to make certain changes to the way we conduct our business and operations, we have been fortunate that, to date, the pandemic has had a limited impact on our supply chains, distribution systems, and ability to continue to conduct our business and operations. We cannot, however, predict the longer-term impacts of the pandemic, or future health emergencies, on our business, operations, revenues, results of operations, or financial condition. The ultimate extent of the impact of the current coronavirus pandemic, or any future epidemic, pandemic, or other outbreak or health emergency, will depend on future developments, including how fast effective (or with respect to the current pandemic, additional) vaccines and treatments are developed, the length of time before such vaccines are sufficiently distributed (both in the United States and worldwide), new or continued government actions in response, including with respect to successive waves or variants of the virus (as well as the extent to which such variants are more contagious and/or lethal), the extent to which then-current vaccines and treatments are less effective against any such variants, and whether delays in such vaccinations allow vaccine-resistant variants to develop and spread, all of which will impact the current or any future pandemic’s or similar outbreak’s ultimate duration and severity as well as and how fast the economy recovers afterwards. Actions we took to mitigate the impact of the current pandemic may not be successful if the pandemic continues for a longer period than expected or in future pandemics or similar emergencies. For example, beginning in March 2020 we replaced our in-person sales meetings with meetings held by videoconference, telephone calls, webinars, and additional informational website content geared towards addressing our customers’ questions and concerns for both domestic and overseas customers. Nevertheless, we believe that our inability to hold in-person meetings, while not significant, did have a negative impact on our product sales during the year ended December 31, 2020 and the nine months ended September 30, 2021, and our efforts to mitigate the effects of the pandemic restrictions on our sales model may not be a viable alternative to in-person meetings on a longer-term basis or during any future health or other emergency that engenders similar restrictions.

In addition, while the supply-chain disruptions and semiconductor shortage noted above have not had a significant impact on our mining operations to date, if these conditions continue we may not be able to obtain new cryptocurrency mining equipment (generally called "miners”) to replace miners that are no longer functioning, expand our cryptocurrency mining operations, or keep up with technological developments, or be able to obtain replacement parts for our existing miners, in a timely or cost-effective manner. This could negatively impact our ability to expand our mining operations and compete in the cryptocurrency mining industry, and otherwise materially and adversely affect our business and results of operations.

Further, the long-term social and economic impact of the pandemic, or the acceleration of pre-existing trends as a result thereof, are still uncertain, and it is not possible at this time to estimate the full impact that the pandemic will have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted. It is also unknowable what impacts future pandemics or health emergencies may bring. In either case, any such developments could materially and adversely affect our customer base or the demand for our products, which would have a negative effect on our business, prospects, results of operations, and financial condition, all of which could have a negative effect on the market price of our securities.

Risks Related to our SCI Business and Cryptocurrency

SCI has a limited operating history and we may not recognize operating income from the SCI line of business in the future.

SCI began operations in January 2020 and therefore is subject to all the risks inherent in a newly-established business venture in a rapidly developing and changing industry. SCI’s limited operating history also makes it difficult to evaluate SCI’s current business and its future prospects. SCI has not yet been able to confirm that its business model can or will be successful over the long term, and we may not ever continue to recognize operating income from this business. Our projections for its growth have been developed internally and may not prove to be accurate. SCI’s operating results will likely fluctuate moving forward as we focus on increasing its mining operations and as the market prices of Bitcoin and other cryptocurrencies fluctuate. We may need to make business decisions that could adversely affect SCI’s operating results, such as modifications to its business structure or operations. In addition, we expect additional growth in this business, which could place significant demands on SCI’s and the Company’s management and other resources and require us to continue developing and improving our operational, financial, and other internal controls. SCI may not be able to address these challenges in a cost-effective manner or at all. If we do not effectively manage SCI’s growth, it may not be able to execute on its business plan, respond to competitive pressures, or take advantage of market opportunities, and our business, financial condition, and results of operations could be materially harmed.

Given SCI’s start-up status with an unproven business model, there is a substantial risk regarding SCI’s ability to succeed. You should consider our business and prospects in light of these risks and the risks and difficulties that we will encounter as we continue to develop our business model. We may not be able to address these risks and difficulties successfully, which would materially harm our business and operating results, and we could be forced to terminate our business, liquidate our assets and dissolve, and you could lose part or all of your investment.

Prices of cryptocurrencies are extremely volatile, and if our mined cryptocurrencies are converted into dollars when such values are low, we may not recognize the income from the conversion of the mined cryptocurrencies that we were expecting.

The fluctuating prices of cryptocurrencies represent significant uncertainties for SCI’s business. The price of Bitcoin, Ether and other cryptocurrencies are subject to dramatic fluctuations. A variety of factors, known and unknown, may affect price and valuation, including, but not limited to (i) the supply of such cryptocurrencies; (ii) global blockchain asset demand, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online cryptocurrency exchanges and networks and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use; (iii) investors’ expectations with respect to the rate of inflation; (iv) changes in the software, software requirements or hardware requirements underlying a blockchain network; (v) changes in the rights, obligations, incentives, or rewards for the various participants in a blockchain network; (vi) currency exchange rates; (vii) fiat currency withdrawal and deposit policies of cryptocurrency exchanges and networks and liquidity on such exchanges and networks; (viii) interruptions in service from or failures of major cryptocurrency exchanges and networks; (ix) investment and trading activities of large subscribers, including private and registered investment funds, that may directly or indirectly invest in blockchain assets; (x) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (xi) regulatory measures, if any, that affect the use of blockchain assets; (xii) the maintenance and development of the open-source software protocol of the cryptocurrency networks; (xiii) global or regional political, economic or financial events and situations; (xiv) expectations among blockchain participants that the value of blockchain assets will soon change; and (xv) a decrease in the price of blockchain assets that may have a material adverse effect on SCI’s financial condition and operating results. If our mined cryptocurrencies are converted into dollars when their values are low, we may not recognize the income from the conversion of the mined cryptocurrencies that we were expecting. Further, the extreme swings in value can make it difficult for us to develop reasonable financial plans and projections with respect to SCI’s business.

SCI has an evolving business model that is subject to various uncertainties.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of SCI’s business relating to our models and strategies. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

SCI may not be able to continue to develop its technology and keep pace with technological developments, expand its mining operations or otherwise compete with other companies, some of whom have greater resources and experience.

We do not have the resources to compete with larger cryptocurrency mining entities at this time and may not be able to compete successfully against present or future competitors. The cryptocurrency industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our network of miners to remain competitive, and we may not be in a position to construct additional operational cryptocurrency mines.

Rapid technological change is a current feature of the cryptocurrency industry, including cryptocurrency mining, and we cannot provide assurance that we will be able to achieve the technological advances, in a timely manner or at all, that may be necessary for us to remain competitive or that certain of our equipment will not become obsolete. Our ability to anticipate and manage changes in technology standards on a timely basis will be a significant factor in our ability to remain competitive. We may not be successful, generally or relative to our competitors, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures. Further, if due to technological developments we need to replace our miners entirely to remain competitive in the market, there can be no assurance that we will be able to do so on a cost-effective basis or in a timely manner, particularly in light of the long production period to manufacture and assemble cryptocurrency miners, potential large-scale purchases of miners from existing competitors and new entrants into the industry, and the current semiconductor chip shortage. Furthermore, there can be no assurance that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business, prospects, and operations may suffer, and there may be adverse effects on our financial condition and on the market prices of our securities.

In addition, competition from existing and future competitors, particularly the many other North American companies that have access to more competitively-priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience, and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected which would have an adverse effect on the trading price of our securities, which in turn would harm investors in our Company.

There are several new and existing competitors in our industry that are purchasing mining equipment at scale, which may cause delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.

Many of the competitors in our industry have also been purchasing mining equipment at scale, which has caused a worldwide shortage of mining equipment and extended the corresponding delivery schedules for new miner purchases. There can be no assurance that manufacturers will be able to keep pace with the surge in demand for mining equipment. It is uncertain how manufacturers will respond to this increased global demand. In the event manufacturers are not able to keep pace with demand, we may not be able to purchase miners in sufficient quantities or on the delivery schedules that meet our business needs, which would have a material adverse effect on our business, operations, prospects, operating income, and financial condition, which would likely result in a decrease in the market value of our Common Stock.

We may be unable to obtain additional funding to scale the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation.

We are considering further increasing the processing power of our cryptocurrency mining operations as we seek to leverage our experience and expertise in this area of operations. To do so, however, we will need to raise additional debt and/or equity financing, which may not be available to us on acceptable terms or at all. Failure to generate adequate cash from our operations or find sources of funding would require us to scale back or curtail our operations or expansion efforts, including limiting our ability to expand the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation, and would have an adverse impact on our business and financial condition. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our Common Stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of Common Stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects, or operations and profitability.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted, and continue to react, differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., cryptocurrencies are subject to extensive, and in some cases overlapping, unclear, and evolving, regulatory requirements. In the United States, Congress and various federal agencies have increased their focus on the cryptocurrency sector during the past year. Increasing regulation and regulatory scrutiny may result in increased costs, management having to devote increased time and attention to regulatory matters, having to change aspects of our cryptocurrency mining business, or result in limits on the use cases of cryptocurrencies, which could decrease their value. Regulatory developments may require us to comply with new regulatory requirements, which would increase our operating costs. In addition, ongoing and future regulatory actions could significantly restrict or eliminate the market for or uses of cryptocurrencies and otherwise materially and adversely impact our ability to continue to operate and to continue as a going concern, which could have a material adverse effect on our business, prospects, operations and financial condition, as well as on the value and trading prices of our Common Stock.

Security breaches could result in a loss of our cryptocurrencies.

Security breaches including computer hacking or computer malware have been a consistent concern in the cryptocurrency industry. This could involve hacking in which an unauthorized person obtains access to the systems or information and can cause harm by the transmission of virus or the corruption of data. These breaches may occur due to an action by an outside party, or by the error and negligence of an employee. We primarily rely on the Luxor mining pool and SCI’s cryptocurrencies are stored with exchanges such as Coinbase prior to selling them. If any breach were to occur of our security system, operations or third party platforms, the result could cause a loss of our cryptocurrencies, loss of confidential or proprietary information, force the Company to cease operations, or could cause damage to the reputation of the Company. If an actual or perceived attack were to occur, the market perception of the Company may be damaged, which could adversely affect potential and current investments in the Company and reduce demand for our securities and cause a reduction in our share price.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

It is possible that, through computer or human error, theft, or criminal action, our cryptocurrency could be transferred in incorrect amounts or to unauthorized third parties or accounts. In general, cryptocurrency transactions are irreversible, and stolen or incorrectly-transferred cryptocurrencies may be irretrievable, and we may have extremely limited or no effective means of recovering any losses as a result of an incorrect transfer or theft. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could adversely affect our business, operating results and financial condition.

The impact of geopolitical and economic events on the supply and demand for Bitcoin and other cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could rapidly increase the price of Bitcoin and other cryptocurrencies. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of the cryptocurrencies that we mine. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

Cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our Common Stock. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of any cryptocurrencies that we mine.

The failure of cryptocurrencies to become widely accepted and/or used as a medium of exchange and method of payment could adversely affect our business, prospects, and financial condition.

The use of cryptocurrencies in the retail and commercial marketplace, despite sporadic adoption, is currently limited. A significant portion of cryptocurrency demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility, slow processing speeds, and high transaction costs undermine Bitcoin’s and other cryptocurrencies’ ability to be used as a medium of exchange, as retailers are less likely to accept it as a direct form of payment. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or a decline in acceptance could have a material adverse effect on the value of the cryptocurrencies that we mine, the viability of cryptocurrency mining as a business, and our ability to continue as a going concern or to pursue our business strategy, which could have a material adverse effect on our business, prospects, operations, and financial condition, as well as on the market value of our securities.

Facebook’s proposed development of a cryptocurrency, as well as the eventual likely development of government-backed digital currencies and the development of cryptocurrencies by other tech companies, may adversely affect the value of Bitcoin and other existing, or even future, cryptocurrencies.

In May 2019, Facebook announced its plans for a cryptocurrency then called Libra, now Diem, which faced significant objections and concerns from governments, legislators and regulators. The massive social network and a number of other partners are estimating that the Diem digital coin and Facebook’s corresponding digital wallet would be a way to make sending payments around the world as easy as it is to send a photo. Facebook’s significant resources and ability to engage the world via social media may enable it to bring Diem to market rapidly and to deploy it across industries more rapidly and successfully than previous cryptocurrencies. Facebook’s size and market share may cause its cryptocurrency to succeed to the detriment and potential exclusion of existing cryptocurrencies. Further, in the event that government-backed digital currencies, which regulators in several countries are already considering or even developing, are developed and widely adopted, it is likely to have a negative impact on the existing currencies including larger widespread adoption and potentially impacting the market share by non-government digital currency. Additional cryptocurrencies are introduced to the market frequently, and although some have gained popularity as some features have been different than Bitcoin, Bitcoin remains the market leader. As cryptocurrency adoption grows, the likelihood increases that additional cryptocurrencies will be introduced and gain popularity against Bitcoin, potentially negatively impacting the value of Bitcoin and perhaps other cryptocurrencies.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.

Our current mining operation in East Wenatchee, Washington is, and any future mines we establish will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;
●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements; and
●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms.

For example, our mine could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage, loss of access to the electrical grid, or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines. The potential impact on our business is currently magnified because we are only operating a single mine.

SCI’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on SCI’s operations.

We use a third–party mining pool to receive our mining rewards from the network. Cryptocurrency mining pools allow miners to combine their computing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction, or similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s recordkeeping to accurately record the total processing power provided to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own recordkeeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine that the proportion of the reward that the mining pool operator pays out to us is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operator, we may experience reduced reward for our efforts, which would have an adverse effect on our results of operations and financial condition.

Over time, incentives for Bitcoin miners to continue to contribute processing power to the Bitcoin network may transition from a set reward to transaction fees. If the incentives for Bitcoin mining are not sufficiently high, we may not have an adequate incentive to continue to mine.

In general, as the number of Bitcoin rewards awarded for solving a block in a blockchain decreases, our ability to achieve profitability also decreases. Decreased use and demand for Bitcoin rewards may adversely affect our incentive to expend processing power to solve blocks. If the Bitcoin rewards for solving blocks and transaction fees are not sufficiently high, fewer Bitcoin miners will mine. At insufficiently attractive rewards, our costs of operations in total may exceed our revenues from Bitcoin mining.

To incentivize Bitcoin miners to continue to contribute processing power to the Bitcoin network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving a block. This transition could be accomplished either by Bitcoin miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If as a result transaction fees paid for Bitcoin transactions become too high, Bitcoin users may be reluctant to transfer Bitcoin or accept Bitcoin as a means of payment, and existing users may be motivated to hold existing Bitcoin and switch from Bitcoin to another digital asset or back to fiat currency for transactions, diminishing the aggregate amount of available transaction fees for Bitcoin miners. Such reduction would adversely impact our results of operations and financial condition.

The Bitcoin reward for successfully uncovering a block will halve several times in the future, and Bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our Bitcoin mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a proof of work consensus algorithm. At a predetermined block, the Bitcoin mining reward is cut in half, hence the term “halving.” For Bitcoin, the reward was initially set at 50 Bitcoin currency rewards per block and this was cut in half to 25 on November 28, 2012 at block 210,000, then again to 12.5 on July 9, 2016 at block 420,000. The most recent halving for Bitcoin occurred on May 11, 2020 at block 630,000 and the reward was reduced to 6.25. It is expected that the next halving will likely occur in 2024. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million, which is expected around the year 2140. While Bitcoin prices have had a history of fluctuations around the halving of its rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading prices of Bitcoin or a proportionate decrease in mining difficulty does not follow these anticipated halving events, the revenue we earn from our Bitcoin mining operations could see a corresponding decrease, which could have a material adverse effect on our business and operations.

We may not be able to realize the benefits of forks, and forks in a digital asset network may occur in the future which may affect the value of the cryptocurrencies that we mine held by us.

To the extent that a significant majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. If less than a significant majority of users and miners on the cryptocurrency network consent to the proposed modification, however, and the modification is not compatible with the software prior to its modification, a “fork” of the network would occur, with one prong of the network running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. After a fork, it may be unclear which fork represents the original asset and which is the new asset.

If we hold a specific cryptocurrency at the time of a hard fork into two cryptocurrencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. We may not, however, be able to secure or realize the economic benefit of the new asset. Our business may be adversely impacted by forks in an applicable cryptocurrency network.

In addition, historically, speculation over a new “hard fork” in the Bitcoin protocol has resulted in Bitcoin price volatility and future hard forks may occur at any time. A hard fork can lead to a disruption of networks and our information technology systems could be affected by cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of its assets. Such disruption and loss could cause us to be exposed to liability, even in circumstances where we have no intention of supporting an asset compromised by a hard fork. Additionally, a hard fork may result in a scenario where users running the previous protocol will not recognize blocks created by those running the new protocol, and vice versa. This may render our cryptocurrency mining hardware incompatible with the new protocol. Such changes may have a material effect on our operations, financial position, and financial performance.

As the aggregate amount of computing power, or hash rate, in the Bitcoin network increases, the amount of Bitcoin earned per unit of hash rate decreases; as a result, in order to maintain our market share, we may have to incur significant capital expenditures in order to expand our fleet of miners.

The aggregate computing power of the global Bitcoin network has generally grown over time and we expect it to continue to grow in the future. To the extent the global hash rate continues to increase, the market share of and the amount of Bitcoin rewards paid to any fixed fleet of miners will decrease. Therefore, in order to maintain our market share, we may be required to expand our mining fleet, which may require significant capital expenditures. Such significant capital expenditures could have an adverse effect on our business operations, strategy, and financial performance.

Climate change, and the regulatory and legislative developments related to climate change, may materially adversely affect our business and financial condition.

The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate or in which our third-party providers operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels, and changing temperatures. The impacts of climate change may materially and adversely impact the cost, production, and financial performance of our operations. Further, any impacts to our business and financial condition as a result of climate change are likely to occur over a sustained period of time and are therefore difficult to quantify with any degree of specificity. For example, extreme weather events may result in adverse physical effects on portions of our infrastructure, which could disrupt our supply chain and ultimately our business operations.

In addition, a number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to the potential impact of climate change. Given the very significant amount of electrical power required to operate cryptocurrency miners, as well as the environmental impact of mining for the rare earth metals used in the production of mining servers, the cryptocurrency mining industry may become a target for future environmental and energy regulation, and any such regulation may not distinguish between cryptocurrency mining powered by renewable energy, as is SCI’s business, and cryptocurrency mining using traditional (i.e. fossil fuel) sources of energy. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring, and reporting, and other costs to comply with such regulations. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance, and ability to compete. Any of the foregoing could result in a material adverse effect on our business, prospects, and financial condition.

Our business plan is heavily dependent upon acquisitions and strategic alliances and our ability to identify, acquire or ally on appropriate terms, and successfully integrate and manage any acquired companies or alliances will impact our financial condition and operating results.

Part of our strategy to grow our business is dependent on the acquisition of other entities or businesses in the future that complement our current products, enhance our market coverage or technical capabilities, or offer growth opportunities. We may also need to form strategic alliances or partnerships in order to remain competitive in our market. We may not be able, however, to identify and successfully negotiate suitable acquisitions alliances, obtain any financing necessary for such acquisitions on satisfactory terms, or otherwise complete any such acquisitions or alliances. Further, any acquisition or alliance may require a significant amount of management’s time and financial resources to complete and acquisitions, strategic alliances or partnerships could be difficult to integrate, disrupt our business, and dilute stockholder value.

For example, in January 2020, the Company formed SCI as its wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In October 2021, Soluna Computing became a wholly-owned subsidiary of SCI pursuant to a merger. Prior to the merger, Soluna Computing had assisted us in developing and operating the cryptocurrency mining facility through contractual arrangements. In the future, we may acquire or form strategic alliances or partnerships with other businesses in order to remain competitive or to acquire new technologies. Acquisitions, alliances, and investments involve numerous risks, including:

●	the potential failure to achieve the expected benefits of the combination, acquisition or alliance;
●	difficulties in and the cost of integrating operations, technologies, services and personnel;
●	difficulty of assimilating geographically-dispersed operations and personnel of the companies we acquire or ally with;
●	impairment of relationships with employees, customers, vendors, distributors, or business partners of either an acquired business or our own;
●	unanticipated difficulties in conforming business practices, policies, procedures, internal controls, and financial records of acquisitions with our own;
●	the potential inability to successfully integrate acquired operations and products or to realize cost savings or other anticipated benefits from integration;
●	diversion of financial and managerial resources from existing operations;
●	risk of entering new markets in which we have little or no experience or where competitors may have stronger market positions;
●	potential write-offs of acquired assets or investments, and potential financial and credit risks associated with acquired customers;
●	inability to generate sufficient revenue to offset acquisition or investment costs;
●	the risk of cancellation or early termination of an alliance by either party;
●	potential unknown liabilities associated with the acquired businesses;
●	unanticipated expenses related to acquired technology and its integration into the existing businesses;
●	negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets, and deferred compensation, and the loss of acquired deferred revenue and unbilled deferred revenue;
●	loss of key employees or customers of acquired companies;
●	potential disruption of our business or the acquired business;
●	inability to accurately forecast the performance of recently-acquired businesses, resulting in unforeseen adverse effects on our operating results;
●	the tax effects of any acquisitions; and
●	Adverse accounting impact to our results of operations.

Our failure to successfully manage our recent acquisition of Soluna Computing or other future acquisitions, strategic alliances, or partnerships could seriously harm our operating results. In addition, our stockholders would be diluted if we finance the future acquisitions, strategic alliances, or partnerships by incurring convertible debt or issuing equity securities.

We cannot offer any assurance that we will be able to identify, complete, or successfully integrate any suitable acquisitions or suitable alliances. Even if successfully negotiated and closed, any acquisitions or alliances may not yield expected synergies, may not advance our business strategy as expected, may fall short of expected return-on-investment targets, or may otherwise fail to achieve their objectives or perform as contemplated and not prove successful. Companies that we acquire may operate with different cost and margin structures, which could further cause fluctuations in our operating results and adversely affect our business, financial condition, and results of operations.

In connection with the ground leases for our new cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the TVA or otherwise, would materially impact our operations.

In May 2021, EcoChain Block, a wholly-owned subsidiary of SCI, entered into two ground leases (the “Ground Leases”) for a building located in the Southeast region of the United States that will be SCI’s second cryptocurrency mining facility, which includes surrounding land for potential additional capacity. The Ground Leases will not be effective until certain conditions set forth therein are met. In addition, EcoChain Block and the landlord entered into a power supply agreement whereby EcoChain Block will purchase the power for its cryptocurrency mining operations from the landlord, who purchases power directly from the TVA. The rates payable by EcoChain Block to the landlord will be at the same pre-negotiated rates paid by landlord, which are less than SCI could obtain directly from the TVA. The landlord’s failure to provide power to SCI, as a result of the termination of such power supply to the landlord by the TVA, as a result of the landlord’s failure to pay the TVA for such power, or otherwise, would, in all likelihood, result in our inability to obtain the power we need for our cryptocurrency mining operations, unless and until we were able to obtain such power directly from the TVA, which would result in a significant interruption to our business. We may also incur significant costs associated with negotiating and entering into a new agreement with the TVA to supply power to EcoChain Block’s cryptocurrency mining facilities, and with setting up corresponding infrastructure to receive such power directly. Further, there can be no assurance that EcoChain Block will be able to negotiate a power supply agreement with the TVA on equally favorable terms as the landlord, if at all.

The properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

In August 2020, the United States Department of Justice’s Money Laundering & Asset Recovery Section (“DOJ”), together with the U.S. Attorney’s Office for the Southern District of Florida, filed civil asset forfeiture complaints against parties related to the landlord (the “Landlord Owners”) in connection with certain real properties, including the real properties that are the subject of the Ground Leases (the “Subject Properties”). The complaints, all of which are currently pending before a federal judge, alleged that the funds used by Landlord Owners to purchase the Subject Properties were traceable to the proceeds of a bank fraud purportedly committed internationally in Ukraine by the Landlord Owners. Though the DOJ has not filed a civil forfeiture action against the Subject Properties, the complaint the government submitted in support of its asset forfeiture requests against certain properties, including the Subject Properties, included a description of the Ukrainian bank fraud and the various properties located in the United States that the DOJ believes were purchased with the proceeds of that international bank fraud, including the Subject Properties. In the event that the Subject Properties are seized by the U.S. government, EcoChain Block may be required to negotiate with the U.S. government for the supply of power that SCI was receiving from the landlord pursuant to the Power Supply Agreement. Additionally, the U.S. government, in all likelihood, would place the Subject Properties for sale at an auction, or otherwise, and we would likely be required to purchase the Subject Properties to assure the continuation of our cryptocurrency mining operations at such facility, all of which would require our expenditure of significant funds and could have a material adverse impact on our results of operations.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of cryptocurrencies as property for tax purposes (in the context of when such cryptocurrencies are held as an investment), such determination could have a negative tax consequence on us.

Current Internal Revenue Service guidance indicates that digital assets such as Bitcoin should be treated and taxed as property, and that transactions involving the payment of bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a cryptocurrency passes from one person to another, it preserves the right to apply capital gains treatment to those transactions which may adversely affect our results of operations.

Risks Relating to our MTI Instruments Business

Our MTI Instruments business depends on a small number of customers including the U.S. Air Force.

Historically, we have had a small number of customers representing a large percentage of our total revenue. Although we endeavor to maintain and further expand our customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future, and the loss of even just a couple of customers, or a significant reduction in sales to our existing customer base, could have a material adverse effect on our business. In addition, our revenues are largely dependent upon the ability of our customers to continue to grow or need services or to develop and sell products that incorporate our services and products. We also depend on purchases by the U.S. Air Force for a significant portion of our revenues and the loss of the U.S. Air Force as a customer or a delay or decline in funding of our existing or future contracts with them could decrease our backlog or adversely affect our business and prospects, sales, cash flows, and our ability to fund our continued product development and growth.

We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.

We generally do not obtain firm, long-term purchase commitments from our customers, and frequently do not have visibility as to their future demand for our products and services. Customers also cancel, change or delay design, production or aftermarket service quantities and schedules, or fail to meet their forecasts for a number of reasons beyond our control. Customer expectations can also change rapidly, requiring us to take on additional commitments or risks, and requiring that we provide rapid product turnaround and respond to short lead times. A variety of conditions, both specific to individual customers and generally affecting the demand for original equipment manufacturers’ products, may cause customers to cancel, reduce, or delay orders. Conversely, if our customers unexpectedly and significantly increase product orders, we may be required to rapidly increase production, which could strain our resources and reduce our margins. We typically plan production and inventory levels based on internal forecasts of customer demand, which can be highly unpredictable and can fluctuate substantially, leading to excess inventory write-downs and resulting negative impacts on gross margin and net income. Additionally, and as a result, our revenues may be volatile from period to period, we may not achieve the anticipated revenues from these efforts, or these efforts may result in non-recoverable costs.

Our annual and quarterly operating results may experience significant fluctuations, which could adversely impact our operations and financial results.

In addition to the variability resulting from the short-term nature of our customers’ commitments, other factors contribute to significant periodic fluctuations in our results of operations. These factors include:

●	the cyclicality of the markets we serve;
●	the timing and size of orders;
●	the volume of orders relative to our capacity;
●	product introductions and market acceptance of new products or new generations of products;
●	evolution in the life cycles of our customers’ products;
●	timing of expenses in anticipation of future orders;
●	changes in product mix;
●	availability of manufacturing and assembly services;
●	changes in cost and availability of labor and components;
●	timely delivery of product solutions to customers;
●	pricing and availability of competitive products;
●	introduction of new technologies into the markets we serve;
●	pressures on reducing selling prices;
●	our success in serving new markets; and
●	changes in economic conditions.

The price of our securities could decline substantially in the event that any of these risks result in our financial performance being below the expectations of analysts and investors, which are based on historical and predictive models that are not necessarily accurate representations of the future.

We may not be able to keep pace with technological innovations or develop new product solutions in a timely manner.

The electronic, semiconductor, solar, automotive, and general industrial segments are subject to constant technological change. MTI Instruments’ future success will depend on our ability to respond appropriately to changing technologies and changes in product function and quality. If we rely on products and technologies that are not attractive to end users, we may not be successful in capturing or retaining market share. Technological advances, the introduction of new products, and new design techniques could adversely affect our business prospects unless we are able to adapt to the changing conditions. Technological advances could render our products obsolete, and we may not be able to respond effectively to the technological requirements of evolving markets. As a result, we will be required to expend substantial funds for and commit significant resources to:

●	continue research and development activities on all product lines;
●	hire additional engineering and other technical personnel; and
●	purchase advanced design tools and test equipment.

Our business could be harmed if we are unable to develop and utilize new technologies that address the needs of our customers, or our competitors do so more effectively than we do.

Our efforts to continue to develop new products and technologies may not result in commercial success, which could cause a decline in our revenue and otherwise harm our business.

Our research and development efforts with respect to our products and technologies may not result in customer or market acceptance. Some or all of such products and technologies may not successfully make the transition from the research and development lab to cost-effective production as a result of technology problems, competitive cost issues, yield problems, and other factors. Even when we successfully complete a research and development effort with respect to a particular product or technology, our customers may decide not to introduce or may discontinue products utilizing the product or technology for a variety of reasons, including the following:

●	difficulties with other suppliers of components for the products;
●	superior technologies developed by our competitors and unfavorable comparisons of our solutions with these technologies;
●	price considerations; and
●	lack of anticipated or actual market demand for the products.

The nature of MTI Instruments’ business will require us to make continuing investments to develop new products and technologies. Significant expenses relating to one or more new products or technologies that ultimately prove to be unsuccessful for any reason could have a material adverse effect on us. In addition, any investments or acquisitions made to enhance our products and technologies may prove to be unsuccessful. If our efforts are unsuccessful, our business could be harmed. Moreover, when we announce our development of new products, sales of current products may decrease as customers delay making purchases until such new products are available, which could adversely affect our business, revenues, and results of operations.

The cyclical nature of the industries of many of MTI Instruments’ existing and target customers may result in fluctuations in our operating results.

Demand for our products and services in our target markets is cyclical, and revenues from the sale of our products and services can vary significantly from one period to the next as a result. We may sell a significant amount of our products to one or a few customers for various short term projects in one period, and then have markedly decreased sales in following periods as these projects end or customers have the products they require for the foreseeable future.

The electronics and military industries in particular have experienced significant economic downturns at various times. These downturns are characterized by diminished product demand, accelerated erosion of average selling prices, and production overcapacity. We may seek to reduce our exposure to industry downturns by providing design and production services for leading companies in rapidly expanding industry segments. We may, however, experience substantial period-to-period fluctuations in future operating results because of general industry conditions or events occurring in the general economy.

International sales risks could adversely affect our operating results. Furthermore, our operating results could be adversely affected by changes to U.S. policy and fluctuations in the value of the U.S. dollar against foreign currencies.

Sales outside of the United States accounted for approximately 33.1% of our total revenue during the nine months ended September 30, 2021, 25.9% of our total revenue in 2020, and 35.3% of our total revenue in 2019. Our international business may be adversely affected by changing political and economic conditions in foreign countries. Having a worldwide distribution network for our products exposes us to various economic, political, and other risks that could adversely affect our operations and operating results, including the following:

●	export restrictions and controls relating to technology;
●

the burdens and costs of compliance with a variety of existing and new foreign regulatory requirements and laws, including the General Data Protection Regulation (GDPR) in the European Union and similar laws in other jurisdictions, and unexpected changes in such regulatory requirements;

●	laws and business practices favoring local companies, including tariffs imposed by other countries on U.S. goods;
●	timing to meet regulatory requirements;
●	developments with respect to and any impact of tariffs and other trade barrier restrictions;
●	longer payment cycles and greater difficulty in enforcing agreements and collecting receivables through foreign legal systems;
●	potentially reduced protection for, and difficulties in enforcing, intellectual property rights; and
●	political or economic instability in certain parts of the world.

These risks or any combination of them could increase our costs, lengthen our sales cycle, and require significant management attention and could otherwise negatively affect our business, operating results, financial condition, and results of operations.

In addition, we transact our business in U.S. dollars and bill and collect our sales in U.S. dollars. It is possible that U.S. policy changes and uncertainty about policy could increase market volatility and currency exchange rate fluctuations. Market volatility and currency exchange rate fluctuations could impact our results of operations and financial condition related to transactions denominated in a foreign currency. A weakening of the dollar could cause our overseas vendors to require renegotiation of either the prices or currency we pay for their goods and services. Similarly, a strengthening of the dollar could cause our products to be more expensive for our international customers, which could impact price and margins and/or cause the demand for our products, and thus our revenue, to decline.

In the future, customers may negotiate pricing and make payments in non-U.S. currencies. If our overseas vendors or customers require us to transact business in non-U.S. currencies, fluctuations in foreign currency exchange rates could affect our cost of goods, operating expenses, and operating margins and could result in exchange losses. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency. Hedging foreign currencies can be difficult, especially if the currency is not freely traded. We cannot predict the impact that future exchange rate fluctuations may have on our operating results.

MTI Instruments’ business operations, financial performance, and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.

We depend on a limited number of suppliers and vendors for products and services relating to our MTI Instruments business. Specifically, for the nine months ended September 30, 2021 and the year ended December 31, 2020, Spinnaker Contract Manufacturing, Inc. supplied 9% and 15%, respectively, of the PC boards used by almost all MTI Instrument products, and SYNNEX Corporation supplied 2% and 26%, respectively, of the military computers used by MTI Instruments. In the event it becomes necessary to seek alternative suppliers and vendors, we may be unable to obtain satisfactory replacement supplies or services on economically attractive terms, on a timely basis, or at all, which could increase costs or cause disruptions in the manufacturing of our products or delivery of our services.

Risks Related to our Company Generally

Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.

While we are currently in the process of applying for patents with respect to SCI’s business, presently we rely on trade secrets to protect our proprietary technology and processes. Despite such protection, however, it is possible that a third party may copy or otherwise obtain and use our U.S. Patent and Trademark Office-registered or other proprietary information without our authorization, and trade secrets can be difficult to protect. Policing unauthorized use of our intellectual property and trade secrets is difficult, particularly in light of the global nature of the Internet and because the laws of other countries may afford us little or no effective protection of our intellectual property. Potentially expensive litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Additionally, we enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties confidential information developed by the party under such agreements or made known to the party by us during the course of the party’s relationship with us. Our employees, consultants, and other advisors, however, may not honor these agreements and enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time-consuming, and the outcome is unpredictable. Our failure to obtain and maintain trade secret protection could adversely affect our competitive position.

We rely on highly-skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate, or hire qualified personnel, our business may be severely disrupted. In addition, increased labor costs and the unavailability of skilled workers could hurt our business, financial condition, and results of operations.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Michael Toporek. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. In such case, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers or other key personnel. In addition, if any of our executives or key personnel joins a competitor or forms a competing company, we may lose customers.

In addition, we compete with other businesses in our industries and other similar employers to attract and retain qualified personnel with the technical skills and experience required to successfully operate our businesses. The demand for skilled workers is high and the supply is limited, and a shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for us to attract and retain personnel and could require us to enhance our wage and benefits packages, which could increase our operating costs.

Brookstone XXIV’s ownership of the outstanding shares of our Common Stock gives it a controlling interest in the Company.

As of December 10, 2021, Brookstone XXIV owned approximately 28.7% of the Company’s outstanding shares of Common Stock, and has designated two directors that sit on our ten-member Board. Accordingly, Brookstone XXIV has the ability to exert a significant degree of influence or actual control over our management and affairs and, as a practical matter, will control corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the election of directors, amendments to our Articles of Incorporation and Bylaws, and the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets, and Brookstone XXIV may vote its shares in a manner that is adverse to the interests of our minority stockholders. This concentration of voting control could deprive holders of our Common Stock of an opportunity to receive a premium for their shares of our Common Stock as part of a sale of the Company. Further, Brookstone XXIV’s control position might adversely affect the market price of our securities to the extent investors perceive disadvantages in owning shares of a company with a controlling stockholder.

Brookstone XXIV and its director designees may acquire interests and positions that could present potential conflicts with our and our stockholders’ interests.

Brookstone XXIV and its director designees may make investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Brookstone XXIV and its director designees may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities might not be available to us. As part of our sale of 3,750,000 shares of our Common Stock to Brookstone XXIV in October 2016 and as required by Brookstone XXIV as a condition to purchasing the shares, our Board renounced, to the extent permitted by applicable law, the Company’s expectancy with respect to being offered an opportunity to participate in any business opportunity that is discovered by or presented to a director designee (a “Business Opportunity”), whether in such director designee’s capacity as a director of the Company or otherwise. Accordingly, the interests of Brookstone XXIV and the designated directors with respect to a Business Opportunity may supersede ours, and Brookstone XXIV or its affiliates or the Brookstone XXIV-designated directors may be involved with businesses that compete with us and may pursue opportunities for the sole benefit of Brookstone XXIV and its affiliates without our involvement, for which we have limited recourse. Such actions on the part of Brookstone XXIV or its director designees could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, Michael Toporek, the Company’s Chief Executive Officer, serves as the Managing General Partner of Brookstone XXIV. As a result of the potential conflicts inherent in his serving in both roles, it is possible that Mr. Toporek could make decisions that benefit Brookstone XXIV at the expense of the Company.

Insiders continue to have substantial control over the Company.

As of December 10, 2021, the Company’s directors and executive officers held the current right to vote approximately 34.6% of the Company’s outstanding voting stock. Of this total, 28.7% was owned or controlled by Brookstone XXIV, for which Michael Toporek, the Company’s Chief Executive Officer, also serves as Managing General Partner. In addition, the Company’s directors and executive officers have the right to acquire additional shares of our Common Stock by exercising their equity awards under our equity compensation plans, which could increase their voting percentage significantly. As a result, Mr. Toporek acting alone, and/or many of the Company’s officers and directors acting together, may have the ability to exert significant control over the Company’s decisions and control the management and affairs of the Company, and also to determine the outcome of matters submitted to stockholders for approval, including the election or removal of a director, and any merger, consolidation, or sale of all or substantially all of the Company’s assets. Accordingly, this concentration of ownership may harm the future market price of our securities by:

●	delaying, deferring, or preventing a change in control of the Company;
●	impeding a merger, consolidation, takeover, or other business combination involving the Company; or
●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

We are subject to complex environmental, health, and safety laws and regulations that may expose us to significant liabilities for penalties, damages, or costs of remediation or compliance.

We are subject to various federal, state, local and foreign environmental, health, and safety laws and regulations. These laws and regulations govern matters such as: the emission and discharge of hazardous materials into the ground, air, or water; the generation, use, storage, handling, treatment, packaging, transportation, exposure to, and disposal of hazardous and biological materials, including recordkeeping, reporting, and registration requirements; and the health and safety of our employees. We may incur significant additional costs beyond those currently contemplated to comply with these regulatory requirements. Further, if we fail to comply with these requirements we may be exposed to fines, penalties, and/or interruptions in our operations that could have a material adverse effect on our business, operating results, and financial condition. Certain environmental laws may impose strict, joint, and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law.

Further, existing regulations, particularly in the environmental area, could be revised or reinterpreted, or new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions, any of which could result in significant additional costs. Any of the foregoing could have a material adverse effect on our results of operations and financial condition.

Risks Related to the Recent Acquisition of Soluna Computing

We may fail to realize all of the anticipated benefits of our recent acquisition of Soluna Computing.

The success of the recent Soluna Computing acquisition will depend, in part, on the Company’s and Soluna Computing’s ability to realize the anticipated benefits and cost savings from combining the businesses of Soluna Computing and SCI. To realize these anticipated benefits and cost savings, however, we must successfully combine the businesses of Soluna Computing and SCI. If we are unable to successfully combine the businesses of Soluna Computing and SCI, the anticipated benefits and cost savings of the transaction may not be realized fully or at all or may take longer to realize than expected.

Until very recently, Soluna Computing and SCI operated independently, and we have just begun to integrate the companies’ operations. It is possible that the integration process could result in the loss of key employees and the disruption of the merged company’s ongoing business, which could have a negative impact on our ability to achieve the anticipated benefits of the merger. Integration efforts between the two companies may, to some extent, also divert management’s attention and resources. These integration matters could have an adverse effect on each SHI and SCI during the current transition period.

Our operating results will suffer if SHI and SCI do not effectively manage the increased scale of SCI’s operations and the optimization and expansion opportunities.

Following its acquisition of Soluna Computing, SCI is larger and more diverse than it was prior to the acquisition transaction. Its future success will depend, in part, upon its ability to manage its optimization and expansion opportunities, which may pose substantial challenges for SCI to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, and regulatory compliance, and to maintain other necessary internal controls. There is no assurance that SCI’s optimization and expansion opportunities will be successful, or that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies, or other expected benefits of its acquisition of Soluna Computing.

General Risk Factors

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Michael Toporek, our Chief Executive Officer and a member of our board of directors, Jessica L. Thomas, our Chief Financial Officer, David C. Michaels, our Chairman of the Board, and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. We do not currently maintain key life insurance policies on these officers or key employees. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. We may not be successful in retaining the services of these individuals, and if we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We may incur losses and liabilities in the course of business that could prove costly to defend or resolve.

Companies that operate in one or more of the businesses that we operate face significant legal risks. There is a risk that we could become involved in litigation wherein an adverse result could have a material adverse effect on our business and our financial condition. There is a risk of litigation generally in conducting a commercial business, and we are, at times, involved in commercial disputes with third parties, such as customers, distributors, and vendors. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from selling our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief.

We may receive notices from third parties that the manufacture, use, or sale of any products we develop infringes upon one or more claims of their patents. Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, that may later result in issued patents that materially and adversely affect our business. Third parties could also assert infringement or misappropriation claims against us with respect to our future product offerings, if any. We cannot be certain that we have not infringed the intellectual property rights of any third parties. Any infringement or misappropriation claim could result in significant costs, substantial damages, and our inability to manufacture, market, or sell any of our product offerings that are found to infringe another person’s patent. Even if we were to prevail in any such action, the litigation could result in substantial cost and diversion of resources that could materially and adversely affect our business. If a court determined, or if we independently discovered, that our product offerings violated third-party proprietary rights, there can be no assurance that we would be able to re-engineer our product offerings to avoid those rights or obtain a license under those rights on commercially reasonable terms, if at all. As a result, we could be prohibited from selling products that are found to infringe upon the rights of others. Even if obtaining a license were feasible, it may be costly and time-consuming. A court could also enter orders that temporarily, preliminarily, or permanently enjoin us from making, using, selling, offering to sell, or importing our products that are found to infringe on third parties’ intellectual property rights, or could enter orders mandating that we undertake certain remedial actions. Further, a court could order us to pay compensatory damages for any such infringement, plus prejudgment interest, and could in addition treble the compensatory damages and award attorneys’ fees. Any such payments could materially and adversely affect our business and financial condition.

If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

Our business involves the collection, storage and transmission of personal, financial or other information that is entrusted to us by our customers and employees. Our information systems also contain the Company’s proprietary and other confidential information related to our business. Our efforts to protect such information may be unsuccessful due to the actions of third parties, computer viruses, physical or electronic break-ins, catastrophic events, employee error or malfeasance or other attempts to harm our systems. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or timely implement adequate preventative measures. We could also experience a loss of critical data and delays or interruptions in our ability to manage inventories or process transactions. Some of our commercial partners, such as those that help us maintain our website, may receive or store information provided by us or our users through our website. If these third parties fail to adopt or adhere to adequate information security practices, or fail to comply with our policies in this regard, or in the event of a breach of their networks, our customers’ or employees’ information may be improperly accessed, used or disclosed.

If our systems are harmed or fail to function properly, we may need to expend significant financial resources to repair or replace systems or to otherwise protect against security breaches or to address problems caused by breaches. If we experience a significant security breach or fail to detect and appropriately respond to a significant security breach, we could be exposed to costly legal actions against us in connection with such incidents, which could result in orders or judgments forcing us to pay damages or fines or to take certain actions with respect to our information systems. Any incidents involving unauthorized access to or improper use of user information, or incidents that are a violation of our online privacy policies, could harm our brand reputation and diminish our competitive position. Any of these events could have a material and adverse effect on our business, reputation or financial results. Our insurance policies carry coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

Our risk management process may not identify all risks that we are subject to and will not eliminate all risk.

Our Enterprise Risk Management (“ERM”) process seeks to identify and address significant risks. Our ERM process uses the most recent integrated risk framework in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission to assess, manage, and monitor risks. We believe that risk-taking is an inherent aspect of the pursuit of our growth and performance strategy. Our goals are to proactively manage risks in a structured approach in conjunction with strategic planning, with the intent to preserve and enhance shareowner value, and to manage prudently, rather than wholly avoiding, risks. We can mitigate risks and their impact on the Company, however, only to a limited extent, and no ERM process can identify all risks that we may face. Therefore, there may be risks that we are currently unaware of, that may develop in the future or that we currently consider immaterial. Further, our management of risks may prove inadequate. The emergence of risks of which we were unaware or are unable to manage could have a material adverse effect on our business, prospects, financial condition and results of operations.

The Company’s officers and directors are indemnified against certain conduct that may prove costly to defend.

Our Articles of Incorporation and Bylaws generally provide broad indemnification to our officers and directors against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees actually incurred in connection with most actions or proceedings to which they are or are threatened to be made a party that relates to their service as an officer or director, except as limited as set forth therein. We are also obligated to advance expenses as they are incurred by a director or officer in defending an action or proceeding prior to final disposition upon receipt of an undertaking by the applicable person to repay such advanced amount if the advancement is ultimately found to not be permitted by law or otherwise.

In addition, the Nevada Revised Statutes (the “NRS”) provides that no director or officer is individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except if (i) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (ii) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law.. Consequently, subject to the applicable provisions of the NRS and to certain limited exceptions in the Articles of Incorporation and Bylaws, the Company’s officers and directors will not be liable to the Company or to its stockholders for monetary damages resulting from their conduct as an officer or director. As a result, we may have to spend significant resources indemnifying our officers and directors or paying for damages caused by their conduct.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, including the sections entitled “Risk Factors,” contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates, or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the sections entitled “Business” in our recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our recent Annual Report on Form 10-K and subsequent quarterly reports filed with the SEC, as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, discuss some of the factors that could contribute to these differences.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus and incorporated by reference into this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes.

The intended application of the proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any proceeds from the sale by the selling stockholders of our Common Stock. While we will not receive any proceeds from the sale of the Shares by the Selling Stockholders described in this prospectus supplement, we will receive $12.50 per share upon the cash exercise of each Class A Warrant, $15.00 per share upon the cash exercise of each Class B Warrant and $18.00 per share upon the cash exercise of each Class C Warrant. We may be required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

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THE SECURITIES THAT WE MAY OFFER

The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of such securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to such securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings, either individually or in any combination:

●	shares of our Common Stock;
●	shares of our Preferred Stock;
●	warrants to purchase shares of our Common Stock or Preferred Stock;
●	debt securities;
●	subscription rights; and/or
●	units consisting of shares of our Common Stock or Preferred Stock or warrants to purchase shares of our Common Stock or Preferred Stock.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exercisable, exchangeable for or convertible into Common Stock. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our articles of incorporation, as amended (“Articles of Incorporation”), and our bylaws (“Bylaws”) are summaries and are qualified by reference to our Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to Nevada law, including the NRS, as well as copies of our Articles of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our Articles of Incorporation authorizes us to issue up to 85,000,000 shares of stock, consisting of 75,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 840,000 shares were classified as shares of Series A Preferred Stock as of December 10, 2021. See “Description of the Series A Preferred Stock” beginning on page 30. As of December 10, 2021, we had 14,100,609 shares of Common Stock issued and 13,085,116 shares of Common Stock outstanding and 806,585 shares of Series A Preferred Stock issued and outstanding.

Under our Articles of Incorporation, the Board, without stockholder approval, is authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof.

Common Stock

The following is a summary of some general terms and provisions of our Common Stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of Common Stock described in the applicable prospectus supplement.

Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares of capital stock then outstanding or which may be issued holders of our Common Stock are entitled to the following:

Voting Rights. The holders of the Common Stock are entitled to one vote per share held and have the right and power to vote on all matters on which a vote of shareholders is taken. Shareholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by majority vote of shareholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or the bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the bylaws), any director or the entire Board may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire Board.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the shareholders of the Company, the shareholders elect the members of a single class of directors for three-year terms.

Dividends. The holders of the Common Stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor.

Liquidation. Upon liquidation, dissolution, or the winding up of the Company, holder of Common Stock are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities.

Preemptive Rights. The holders of shares of our Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company.

Redemption Rights. The outstanding shares of Common Stock are not subject to redemption by the Company. To the extent that the Company issues additional shares of Common Stock, the relative interest in the Company of existing shareholders will likely be diluted.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

Preferred Stock

The following is a summary of the general terms and provisions of the Preferred Stock that we may offer by this prospectus. We may issue Preferred Stock in one or more classes or series; each class or series of Preferred Stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any Preferred Stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such Preferred Stock. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation, including any applicable Certificates of Designations, and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.

General. Our Articles of Incorporation authorize the Board, without obtaining stockholder approval, to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, from time to time, in one or more series, and to fix the number of shares and determine for each such series such voting powers, designations, preferences, and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof. The Board is also expressly authorized to increase or decrease (but not below the number of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. If the number of shares of any series is decreased, the shares no longer designated as shares of such series will resume the status of “blank check” preferred stock and may be designated, again, as a new series of Preferred Stock by the Board.

As of December 10, 2021, 840,000 shares of our Preferred Stock were classified as shares of Series A Preferred Stock and we had 806,585 shares of our Series A Preferred Stock issued and outstanding. Unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of Preferred Stock by issuing additional Preferred Stock of such series.

The Preferred Stock will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the Preferred Stock for specific terms, including:

●	the distinctive designation of the applicable class or series of Preferred Stock and the number of shares that will constitute the class or series;
●	the initial offering price of such Preferred Stock;
●	relative ranking and preference of such Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

●	the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;
●	any redemption or sinking fund provisions of that class or series;
●	any voting rights;
●	any conversion or exchange provisions;
●	any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;
●	any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;
●	any procedures for any auction and remarketing; and
●	any listing of such Preferred Stock on any securities exchange

Holders of our Preferred Stock have no preemptive rights to subscribe for any of our securities.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the Preferred Stock offered by such prospectus supplement.

The issuance of shares of Preferred Stock, the issuance of rights to purchase Preferred Stock or the possibility of the issuance of Preferred Stock or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that we have issued or may issue in the future.

Rank. Unless our Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our Common Stock.

Distributions. Holders of Preferred Stock of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates fixed by our Board of Directors.

We will not authorize or pay any distributions on a class or series of Preferred Stock or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of Preferred Stock, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of capital stock, including Preferred Stock. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

Distributions on any class or series of Preferred Stock may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Directors fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.

We refer to our shares of Common shares or other stock, now or hereafter issued, that rank junior to an applicable class or series of Preferred Stock with respect to distribution rights as junior stock. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior stock, or redeem or otherwise acquire junior stock, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of Preferred Stock and on all our other class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock for all past distribution periods. The preceding sentence does not prohibit:

●	distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior stock;

●	conversions into or exchanges for junior stock;

●	pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding Preferred Stock of such class or series and any other class or series of shares ranking on a parity with such class or series of Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

●	our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Directors, officers or employees, or others performing or providing similar services, or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

Unless full cumulative distributions on a class or series of Preferred Stock have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of Preferred Stock ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of Preferred Stock and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.

Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.

Redemption. We may have the right or may be required to redeem one or more classes or series of Preferred Stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement. If a class or series of Preferred Stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative Preferred Stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any class or series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the Preferred Stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the Preferred Stock will automatically and mandatorily be converted into shares of Common Stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference. The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of Preferred Stock, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the Preferred Stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of capital stock upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of Preferred Stock will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Nevada law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of Preferred Stock will not be added to our total liabilities.

Voting Rights. Holders of our Preferred Stock will not have any voting rights, except as set forth below or otherwise from time to time specified in the applicable prospectus supplement.

Unless otherwise provided for in an applicable class or series, so long as any Preferred Stock are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of Preferred Stock outstanding at that time:

●	authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights;

●	reclassify any authorized shares of capital stock into a class or series of shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights;

●	create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights; and

●	amend, alter or repeal the provisions of our Articles of Incorporation or any Certificate of Designations relating to that class or series of Preferred Stock, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of Preferred Stock.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity or junior to a class or series of Preferred Stock with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.

The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of Preferred Stock with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

Conversion and Exchange Rights. We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange Preferred Stock of any class or series into shares of Common Stock or any other class or series of shares of capital stock or debt securities or other property. The terms will include the number of shares of Common Stock or other securities or property into which the Preferred Stock are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.

Series A Preferred Stock

The following is a summary of some general terms and provisions of our Series A Preferred Stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.”

Voting Rights. Holders of the Series A Preferred Stock do not have any voting rights, except as described below or as otherwise required by law. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Stock will be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Stock and any other stock ranking on parity to the Series A Preferred Stock as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Dividends. Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year).

Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of the Common Stock or any other class or series of the Company’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock (the “liquidation preference”).

If, upon such voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the full amount of the liquidation preference on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled.

Preemptive Rights. No holders of Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.

Redemption Rights. The Company is not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides, at its option, to exercise its redemption right or, under circumstances as described in “Conversion Rights,” where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into the Common Stock. The Series A Preferred Stock is not subject to any sinking fund.

Conversion Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company or any other entity, except upon the occurrence of a delisting event or change of control.

Nonassessability. All outstanding shares of our Series A Preferred Stock are fully paid and nonassessable.

Listing

Our shares of Common Stock and Series A Preferred Stock are listed on Nasdaq under the symbols “SLNH” and “SLNHP”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC (“Transfer Agent”). The Transfer Agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Outstanding Stock Options and Warrants

As of December 10, 2021, there were options to acquire a total of 992,300 shares of Common Stock at a weighted-average exercise price of $5.44, of which 355,800 shares of our Common Stock are currently issuable upon exercise of outstanding stock options at a weighted-average exercise price of $4.37 per share; and outstanding warrants to purchase up to an aggregate of 2,385,141 shares of Common Stock at a weighted average exercise price of $13.37 (including the shares underlying the warrants).

Certain Provisions of Our Articles of Incorporation Bylaws

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a shareholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for our shares of Common Stock. The Company expects that such provisions and terms will operate to discourage extraordinary corporate transactions with respect to the Company, such as takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with the Board. These provisions and terms include:

●	Special meetings of shareholders may only be called by the Chief Executive Officer, President, or Secretary of the Company or otherwise by resolution of the Board; shareholders have no right to call special meetings thereof.
●	The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of our Board.
●	Vacancies on the Board may be filled only by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.
●	Except in instances of removal for cause, a director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock or 75% of the entire Board.
●	Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of Common Stock. Under Nevada law, our Board is permitted, in its discretion, at any time, and from time to time, without any action by the shareholders of the Company, to issue shares of our Common Stock (except to the extent such issuance would be violative of fiduciary duties, so dilutive to existing holders that it would be the equivalent of a sale of the Company, or otherwise prohibited by select provisions of the NRS). The issuance of shares of authorized but unissued stock could, under certain circumstances, have an anti-takeover effect, for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the acquisition of the Company.

Nevada Anti-Takeover Statutes

We are subject to Sections 78.411 – 78.444 of the Nevada Revised Statutes, relating to combinations with interested stockholders. These provisions prohibit an “interested stockholder” from entering into a “combination” with the Company unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the Company’s capital stock entitled to vote.

Section 78.416 of the Nevada Revised Statutes defines “combination” to include the following:

●	any merger or consolidation involving the Company (or its subsidiary) and (i) the interested stockholder or (ii) any other entity which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder;

●	any sale, transfer, pledge or other disposition of the assets of the Company (or its subsidiary) involving the interested stockholder or its affiliate or associate where the assets transferred (i) have an aggregate market value equal to more than 5% of the aggregate market value of all of the Company’s assets, on a consolidated basis; (ii) have an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the Company; or (iii) represent more than 10% of the earning power or net income of the Company, on a consolidated basis;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the Company of any stock of the Corporation with a market value of 5% or more of the value of the outstanding shares of the Company;

●	the adoption of any plan or proposal for the liquidation or dissolution of the Company under any agreement, arrangement or understanding with the interested stockholder, or its affiliate or associate;

●	any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder, or its affiliate or associate; or

●	the receipt by the interested stockholder, or its affiliate or associate of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In addition, Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a Nevada corporation (an “issuing corporation”) that (i) has 200 or more stockholders, at least 100 of which are Nevada residents and (ii) conducts business in Nevada. Specifically, if the acquisition results in ownership of: (i) 20% or more but less than 33%; (ii) 33% percent or more but less than 50%; or (iii) 50% or more, as applicable, of the issuing corporation’s then outstanding voting power with respect to the election of directors, then the securities acquired in such acquisition are denied voting rights unless the acquisition is approved by (i) the holders of a majority of the issuing corporation’s voting power; and (ii) the holders of a majority of each class or series of stock if the acquisition would adversely affect or change any preference of any relative or other right given to any such class or series. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) not less than all of the voting securities of the issuing corporation acquired by the acquiring person may be redeemable by an issuing corporation at the average price paid for the securities within 30 days if (x) the acquiring person has not given a timely offeror’s statement to the issuing corporation in accordance with Section 78.3789 of the Nevada Revised Statutes or (y) the issuing corporation’s stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if the issuing corporation’s stockholders vote to accord voting rights to the securities acquired by acquiring person, then any stockholder of the issuing corporation who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities.

We expect the existence of these provisions to have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our shareholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our Common Stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for purchase of Common Stock or Preferred Stock in one or more series. We may issue warrants independently or together with Common Stock or Preferred Stock, and the warrants may be attached to or separate from the Common Stock or Preferred Stock.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $125,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of one warrant and the price at which such shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercising the warrants;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income taxes of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of Common Stock or Preferred Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with the specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES

References in this “Description of Debt Securities” section to “we,” “us” “our” or “SHI” mean Soluna Holdings, Inc. and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms of the debt securities that we may offer by this prospectus and any applicable prospectus supplement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures or note purchase agreements which we will file in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates or note purchase agreements related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of SHI and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee or a note purchase agreement. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any future indentures, note purchase agreements and the debt securities to be issued under the indentures or note purchase agreements are summaries of certain anticipated provisions of the indentures or note purchase agreements and are not complete.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of SHI and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We will file as an amendment to the registration statement of which this prospectus is a part  or in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities, and a form of note purchase agreement.

We may issue debt securities without limit as to aggregate principal amount, in or more series, in each case as we establish in one or more supplemental indentures or note purchase agreements. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for the issuance of additional securities of that series.

We anticipate that each indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

●	the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

●	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;
●	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;
●	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;
●	the stated maturity date;
●	any fixed or variable interest rate or rates per annum;
●	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;
●	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;
●	the date from which interest may accrue and any interest payment dates and any related record dates;
●	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;
●	any sinking fund requirements;
●	any provisions for redemption or repurchase, including the redemption or repurchase price;
●	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;
●	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;
●	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;
●	whether we will issue the debt securities in certificated or book-entry form;
●	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;
●	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;
●	any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;
●	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;
●	the subordination provisions, if any, relating to the debt securities;
●	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;
●	any restriction or condition on the transferability of debt securities;
●	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;
●	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

●	any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

●	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, any future indenture or note purchase agreement will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or at the location specified in a note purchase agreement or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

●	in any other lawful manner, all as the applicable indenture or note purchase agreement describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

●	we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

●	immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

●	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

Events of Default. Unless otherwise described in a prospectus supplement, the term “event of default” for any series of debt securities means any of the following:

●	we do not pay the principal of or any premium on a debt security of that series when due;

●	we do not pay interest on a debt security of that series within 30 days after its due date;

●	we do not deposit any sinking fund payment for that series within 30 days after its due date;

●	we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

●	we experience specified events of bankruptcy, insolvency or reorganization; or

●	any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity.“ If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

●	you must give the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

●	the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture or Note Purchase Agreement

Unless otherwise described in a prospectus supplement, there are three types of changes we can make to the indentures, note purchase agreements and our debt securities:

Changes Requiring Your Approval. First, we cannot make certain changes to the indentures, note purchase agreements and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

●	change the stated maturity of the principal of, or interest on, a debt security;

●	reduce the principal of, or the rate of interest on, a debt security;

●	reduce the amount of any premium due upon redemption;

●	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

●	change the currency or place of payment on a debt security;

●	impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

●	in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

●	waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

●	modify any of the foregoing provisions.

Changes Requiring Majority Approval. Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.

Changes Not Requiring Approval. Third, certain changes do not require any approval of holders of debt securities. These include:

●	to evidence the assumption by a successor obligor of our obligations;
●	to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;
●	to add any additional events of default for the benefit of holders of all or any series of debt securities;
●	to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;
●	to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;
●	to add guarantees of or to secure all or any series of the debt securities;
●	to establish the forms or terms of debt securities of any series;
●	to evidence and provide for the acceptance of appointment of a successor trustee;
●	to cure any ambiguity, to correct or supplement any provision in the applicable indenture or note purchase agreement which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture or note purchase agreement that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;
●	to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;
●	to prohibit the authentication and delivery of additional series of debt securities;
●	to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;
●	to comply with the rules of any applicable depositary; or
●	to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge. Unless otherwise described in a prospectus supplement, we may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

Full Defeasance. Unless otherwise described in a prospectus supplement, we can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

●	we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

●	we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

●	your right to receive payments from the trust when payments are due;

●	our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

●	our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance. Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture or note purchase agreement with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”

If we accomplish covenant defeasance, the following provisions of an indenture or a note purchase agreement and the debt securities of such series would no longer apply:

●	most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

●	any subordination provisions; and

●	certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

●	the indebtedness ranking senior to the debt securities being offered;

●	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

●	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

●	provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

Any future indentures or note purchase agreements and our debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriter or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for our Common Stock, Preferred Stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our Common Stock, Preferred Stock or debt securities which may be purchased per each subscription right;
●	the extent to which subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by the Company in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprising shares of Common Stock or Preferred Stock and warrants to purchase shares of Common Stock, Preferred Stock or other securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by the selling stockholders to be named in a prospectus supplement, who we refer to in this prospectus as the “selling stockholders,” of up to 3,552,146 shares of our Common Stock underlying the Selling Stockholders Notes and Selling Stockholders Warrants (each as defined below) which were issued in a transaction exempt from registration under the Securities Act pursuant to a Securities Purchase Agreement (the “SPA”) among the Company and the selling stockholders dated October 25, 2021 pursuant to which such stockholders received (i) secured convertible notes in the aggregate principal amount of $16,304,348 for an aggregate purchase price of $15 million (collectively, the “Selling Stockholders Notes”), which are, subject to certain conditions, convertible at any time by the selling stockholders, into an aggregate of 1,776,073 shares of Common Stock (the “Conversion Shares”), at a price per share of $9.18, and (ii) Class A, Class B and Class C common stock purchase warrants (collectively, the “Selling Stockholders Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock (the “Warrant Shares”), at an exercise price of $12.50, $15.00 and $18.00 per share, respectively. The Selling Stockholders Warrants are immediately exercisable for five years upon issuance, subject to applicable Nasdaq rules.

The shares of Common Stock to be offered by the selling stockholders are “restricted securities” under applicable federal and state securities laws and are being registered under the Securities Act to give those selling stockholders the opportunity to publicly sell these shares, if they elect to do so following exercise of the Selling Stockholders Warrants or conversion of the Selling Stockholders Notes. The registration of these shares does not require that the selling stockholders exercise any of the Selling Stockholders Warrants, convert any of the Selling Stockholders Notes or sell any of the Conversion Shares or Warrant Shares. The selling stockholders may sell all, some or none of the shares of Common Stock they receive pursuant to this prospectus and the applicable prospectus supplement. See “Plan of Distribution.”

Further information regarding the selling stockholders will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

To our knowledge, none of the selling stockholders had any position, office, or other material relationship with us or any of our affiliates within the past three years.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We and/or the selling stockholders may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we and/or the selling stockholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We and/or the selling stockholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we and/or the selling stockholders use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we and/or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We and/or the selling stockholders may sell the securities directly or through agents we and/or the selling stockholders designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We and/or the selling stockholders may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We and/or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us and/or the selling stockholders or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we and/or the selling stockholders may enter into derivative transactions with third parties (including the writing of options) in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or the selling stockholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than our Common Stock and Series A Preferred Stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the securities being registered hereby, other than our Common Stock and Series A Preferred Stock which are listed on Nasdaq. We have no current plans for listing of debt securities, warrants, units or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Soluna Holdings, Inc. as of and for the two years ended December 31, 2020 incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Wojeski & Company, CPAs, P.C., an independent registered public accounting firm, as stated in their report thereon, which are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov. Our corporate website is www.solunacomputing.com. The information on our corporate website is not incorporated by reference in this prospectus, any prospectus supplement or the registration statement of which they form a part, and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus, any prospectus supplement, the registration statement or such documents.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by our Form 10-K/A, filed with the SEC on April 29, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 17, 2021, August 10, 2021 and November 12, 2021, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, February 24, 2021, February 26, 2021(2), March 8, 2021, March 22, 2021, April 12, 2021, April 29, 2021, April 30, 2021, May 4, 2021, May 19, 2021, May 27, 2021, June 10, 2021, June 15, 2021, June 24, 2021, August 12, 2021, August 23, 2021, August 31, 2021, September 22, 2021, September 30, 2021, October 12, 2021, October 25, 2021 and November 4, 2021;

●	our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on June 9, 2021, filed with the SEC on May 18, 2021 and our Definitive Proxy Statement on Schedule 14A for a special meeting of stockholders held on October 29, 2021, filed with the SEC on October 7, 2021; and

●	our registration statement on Form 8-A filed with the SEC on March 22, 2021 with respect to the Common Stock and our registration statement on Form 8-A filed with the SEC on August 19, 2021 with respect to our Series A Preferred Stock.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus or any prospectus supplement forming a part of the registration statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, NY 12205
hello@soluna.io

Copies of these filings are also available on our website at www.solunacomputing.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

SOLUNA HOLDINGS, INC.

Up to $10,000,000 of Shares of

9.0% Series A Cumulative Perpetual Preferred Stock
Liquidation Preference $25.00 per Share

PROSPECTUS SUPPLEMENT

This prospectus supplement is dated June 9, 2022